 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-285982
PROSPECTUS SUPPLEMENT
(To prospectus dated April 1, 2025)
Nyxoah SA
55,232,558 Ordinary Shares
We are offering 55,232,558 of our ordinary shares pursuant to this prospectus supplement. Our ordinary shares are listed on The Nasdaq Global Market under the symbol “NYXH” and on Euronext Brussels under the symbol “NYXH”. On June 5, 2026, the last reported sale price of our ordinary shares on Nasdaq was $1.45 per ordinary share and the last reported sales price of our ordinary shares on Euronext was €2.46 per ordinary share. We have granted the underwriters an option for a period of 30 days after the date of this prospectus supplement to purchase up to an additional 8,284,883 of our ordinary shares, at the public offering price less the underwriting discount, solely to cover over-allotments.
Our business and an investment in our ordinary shares involve significant risks. These risks are described under the caption “Risks Related to This Offering” beginning on page S-9 of this prospectus supplement under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Ordinary Shares	Total
Public Offering Price	$1.7200	$94,999,999.7600
Underwriting Discounts and Commissions(2)	$0.1032	$5,699,999.9856
Proceeds to us, before expenses	$1.6168	$89,299,999.7744

(1)
Equivalent to a sale price of €1.48 per ordinary share based on an exchange rate of €1 to $1.16 on June 5, 2026, as published by the European Central Bank.

(2)
We refer you to “Underwriting” beginning on page S-38 of this prospectus supplement for additional information regarding underwriting compensation.

Certain of our existing stockholders, who are directors or affiliated with certain of our directors, have indicated an interest in purchasing an aggregate of 13,712,900 ordinary shares in this offering at the public offering price. However, because their indications of interest are not binding agreements or commitments to purchase, the underwriters may sell more, less or no securities in this offering to any or all of these persons, or any or all of these persons may determine to purchase more, less or no securities in this offering. The underwriters will receive the same underwriting discount on any securities purchased by these stockholders as they will on any other securities sold to the public in this offering.
Delivery of the ordinary shares is expected to be made on or about June 9, 2026, which is the second business day following the initial trade date for our ordinary shares (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade our ordinary shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the ordinary shares will initially settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of our ordinary shares who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.
Book-running Managers
BofA SecuritiesDegroof Petercam
Co-manager
B. Riley Securities
The date of this prospectus supplement is June 5, 2026.

PROSPECT SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process on March 20, 2025 and declared effective by the SEC on April 1, 2025.
Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus supplement and accompanying prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.
We provide information to you about this offering of our ordinary shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and any related free writing prospectus filed by us with the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares or possession or distribution of this prospectus supplement or the accompanying prospectus. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus.
Unless otherwise indicated or the context otherwise requires, in this prospectus supplement, “Nyxoah,” the “Company,” “we,” “us” and “our” refer to Nyxoah SA and its consolidated subsidiaries.

PRESENTATION OF FINANCIAL INFORMATION
We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements presented or incorporated by reference in this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in Euros and in accordance with IFRS as issued by the IASB. All references in this prospectus to “$” are to U.S. dollars and all references to “€” are to the Euro. Unless otherwise indicated, certain U.S. dollar amounts contained in this prospectus supplement have been translated into Euro based on an exchange rate of €1 to $1.16 on June 5, 2026, as published by the European Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted into Euros at that or any other exchange rate as of that or any other date.
We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and does not contain all of the information you should consider in making your investment decision. The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus supplement. We urge you to read this entire prospectus supplement and the accompanying prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in our most recent filings with the SEC including our Annual Report on Form 20-F and reports on Form 6-K, as well as other information in this prospectus supplement and the documents incorporated by reference herein or therein, before purchasing our securities.
Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Overview
Certain of the following information updates certain disclosures that would typically be found in the “Operating and Financial Review and Prospects” section of our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement. This information is provided as an ongoing effort to update the information available as of the dates indicated in such revised disclosure. This information should be read in conjunction with our consolidated financial statements and related notes included in our Annual Report on Form 20-F.
We are a medical technology company focused on the development and commercialization of innovative solutions to treat Obstructive Sleep Apnea, or OSA. Our lead solution is the Genio system, a CE-Marked and U.S. Food and Drug Administration, or FDA, approved, patient-centric, next generation hypoglossal neurostimulation, or HGNS, therapy for the treatment of moderate to severe OSA, implanted via a single-incision procedure. OSA is the world’s most common sleep disordered breathing condition and is associated with increased mortality risk and comorbidities including cardiovascular diseases, depression and stroke. Our innovative technology platform is a first-of-its-kind HGNS device designed to treat OSA through bilateral stimulation, by maintaining an open airway for a restful night’s sleep. We started generating revenue from the sale of the Genio system in Europe in July 2020. On August 8, 2025, the FDA approved the Genio system for a subset of adult patients with moderate to severe OSA with an Apnea-Hypopnea Index (AHI) of greater than or equal to 15 and less than or equal to 65, and we started generating revenue from the sale of the Genio system in the United States in September 2025. We are building a growing body of clinical evidence to further support the strong value proposition of the Genio system and its ability to improve the health and quality of life of OSA patients.
To date, over 1,000 patients have been treated in Europe with our Genio system, and in connection with our DREAM pivotal trial, we observed that 82% of patients achieved an AHI below 15 at 12 months. In the United States, we plan to continue to utilize a direct sales organization initially focused on the top 400 HGNS accounts which we believe account for approximately 70%-75% of all HGNS procedures in the United States. As of the date hereof, we have continued to grow our footprint in the United States with over 60 people in our commercial organization, including 40 territory managers targeting high-volume implanting accounts and sleep centers. Additionally, in the first quarter of 2026, (i) 62 additional surgeons have been trained on the Genio system, totaling 207 since August 2025, (ii) we achieved an additional 34 active accounts in the United States, for a total of 91 active accounts, a 60% increase quarter over quarter, (iii) 241 patients submitted under prior authorizations, and (iv) we hired 15 new sales representatives. Similarly, in Germany, we achieved a 25% market share within 24 months after our initial launch and achieved 53% implant growth in 2025 as compared to 2024.
Moreover, in the United States, we expect OSA prevalence to grow by approximately 35% by 2050, and there is an approximately 11% higher PAP initiation among GLP-1 patients. Accordingly, we believe the global HGNS market will grow approximately 15.8% from 2026 to 2033. Given the expected growth, approximately 82% of ear, nose and throat physicians planned to train on the Genio system within 12 months of FDA approval.

Liquidity and Capital Resources
To date, our primary sources of capital have been private placements and public offerings of our common stock and debt financing agreements. Since inception, we have raised equity financing of €332.5 million. In September 2020, we raised €103.6 million as a result of the initial public offering of new shares on the Euronext. All of our shares were admitted to trading on the regulated market of Euronext Brussels under the symbol “NYXH”. In July 2021, we raised €75.0 million net of transaction costs as a result of the initial public offering of new shares on The Nasdaq Global Market. In December 2022, we entered into an “at-the-market”, or ATM, sales agreement with Cantor Fitzgerald & Co., or Cantor, pursuant to which we were able to sell from time to time ordinary shares having an aggregate offering price of up to $50.0 million through Cantor, acting as our sales agent, of which $32.8 million of ordinary shares had been sold pursuant to the ATM program as of December 31, 2024. In March 2025, we filed a new shelf registration statement on Form F-3 to register the offer and sale by us of up to $200.0 million of our securities, inclusive of up to an additional $50.0 million of our ordinary shares under a new ATM program pursuant to the sales agreement with Cantor. Sales of our ordinary shares pursuant to this ATM program are subject to certain conditions specified in the sales agreement. Sales under the ATM program are registered on a shelf registration statement on Form F-3 that we filed with the SEC in March 2025, and which permits the offering, issuance and sale by us of up to a maximum aggregate offering price of $200.0 million of our securities, inclusive of our ordinary shares sold under the ATM program. During 2023 we carried out several capital raises for a total amount of €18.9 million. During 2024 we carried out additional capital raises for a total amount of €69.7 million. During 2025 we carried out additional capital raises for a total amount of €21.9 million. As of March 31, 2026, we had cash, cash equivalents and financial assets of €25.9 million and an accumulated deficit of €321.7 million. Based on our current operating plan and our existing cash and cash equivalents of as of December 31, 2025, and taking into account the second tranche under our existing loan facility agreement with the European Investment Bank, our cash runway is expected to be extended into the third quarter of 2026.
Cochlear Collaboration and License Agreements
We and Cochlear Limited, or Cochlear, entered into a collaboration agreement, dated November 2018, under which we and Cochlear agreed to collaborate to further develop and progress commercialization of implantable treatments for sleep disordered breathing conditions. Cochlear has significant expertise in the development of implantable devices. The specific contributions and services to be used, applied and provided by both parties were detailed in several “Statements of Work”, with an initial Statement of Work agreed upon by us and Cochlear in November 2018, and further Statements of Work agreed between June 2020 and January 2023. Pursuant to the various Statements of Work, Cochlear evaluated various packaging technologies to support us in the assessment of encapsulation technologies for the implantable stimulator, and worked with us in developing and enhancing the next generation implantable stimulator, and provided support in a transfer project to a U.S. third party manufacturer. As all work under the Statements of Work has been completed and parties do not currently have the intention to enter into additional Statements of Work, the collaboration agreement can be considered as ended.
At termination, certain non-exclusive IP licenses related to the device developed under the agreement and that are granted by Cochlear and by us to each other will remain in place.
Recent Developments
On June 4, 2026, Nyxoah announced the commencement of a leadership transition process in order to further accelerate our U.S. commercial traction. Nyxoah’s Chief Executive Officer, or CEO, Olivier Taelman, together with the Board of Directors, or the Board, has decided that this is the right moment to transition leadership to a U.S.-based CEO and the Board has formally launched a search process to appoint a new U.S.-based CEO. Mr. Taelman will remain fully engaged during the transition period, continuing to lead our daily operations and to support a smooth onboarding and successful transition to the future CEO.
In the second quarter of 2026, we expect to draw €13.8 million from the second tranche of the European Investment Bank loan.

Legal Proceedings
On May 30, 2025, Inspire Medical Systems, Inc., or Inspire, filed a lawsuit against Nyxoah SA and Nyxoah, Inc. in the United States District Court for the District of Delaware, or Inspire v. Nyxoah, alleging that the Genio system infringes Inspire’s U.S. Patent Nos. 10,898,709, 11,806,526 and 11,850,424, or Inspire Asserted Patents. Inspire’s complaint seeks customary remedies for patent infringement. Nyxoah has filed a counterclaim seeking declaratory judgment that the Genio system does not infringe the Inspire patents, and that those patents are invalid. We intend to vigorously defend against Inspire’s claims.
On September 15, 2025, we filed a lawsuit against Inspire again in the U.S. District Court for the District of Delaware, alleging that the Inspire IV and Inspire V systems infringe U.S. Patent Nos. 8,700,183, 9,415,215, and 9,415,216. Like the Inspire complaint, our complaint seeks customary remedies for patent infringement. The deadline for Inspire to respond to our complaint had been stayed pending the court’s final ruling on our motion to disqualify Inspire’s counsel. On February 16, 2026, Inspire withdrew its objections to the court’s initial ruling on that issue, and the court lifted the stay. Inspire filed its initial response to our lawsuit on March 23, 2026, seeking dismissal of certain of our claims. In response, Nyxoah filed an amended complaint, and Inspire then renewed its request for dismissal of certain of our claims, which we have opposed.
On May 15, 2026, the Court issued an order consolidating Inspire v. Nyxoah and Nyxoah v. Inspire into a single proceeding. The judge ordered the parties to submit a new proposed schedule for the consolidated cases by June 18, 2026.
On December 1, 2025, we filed two actions against Inspire and Inspire Medical Systems Europe GmbH, together Inspire Europe, in the Unified Patent Court in Munich, Germany, alleging that the Inspire IV system infringes two European patents, EP 2 760 528 B1 and EP 2 760 534 B1. Our complaints seek damages and injunctive relief against Inspire Europe.
On December 18, 2025, we filed petitions for inter partes review of the Inspire asserted patents, asking the U.S. Patent and Trademark Office to determine that the claims of those patents are unpatentable (i.e. invalid). Inspire filed initial written responses to those petitions on March 2, 2026, and the Company submitted its responses to Inspire’s filings on March 31, 2026. On April 14, 2026, our petitions for inter partes review were denied institution.
The outcome of these proceedings is inherently uncertain, and there can be no assurances that a favorable outcome will be obtained. Regardless of outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, negative publicity and reputational harm, among other factors.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including the Annual Report on Form 20-F of Nyxoah SA for the year ended December 31, 2025 and the Current Report on Form 6-K furnished on May 12, 2026, as described under the caption “Incorporation of Documents by Reference” on page S-49 of this prospectus supplement.
Our Corporate Information
Nyxoah SA was incorporated on July 15, 2009 as a company with limited liability (naamloze vennootschap/ société anonyme) incorporated and operating under the laws of Belgium. We are registered with the legal entities register (Brabant Wallon) under enterprise number 0817.149.675. We were publicly listed on Euronext Brussels in September 2020 and we were publicly listed on The Nasdaq Global Market in July 2021. Our ordinary shares are traded under the symbol “NYXH.”
Our principal executive offices are located at Rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium. Our telephone number at this address is +32 10 22 23 55.
We maintain a website at www.nyxoah.com to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
We use our registered trademark, Nyxoah® and our trademark, Genio, in this prospectus supplement. This prospectus supplement also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

THE OFFERING
Ordinary shares offered by us
55,232,558 ordinary shares.
Ordinary shares to be outstanding immediately after this offering
98,894,961 ordinary shares (or 107,179,844 ordinary shares if the underwriters elect to exercise in full their option to purchase additional ordinary shares from us).
Option to purchase additional ordinary shares
The underwriters have an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to 8,284,883 additional ordinary shares solely to cover over-allotments.
Use of proceeds
We estimate that our net proceeds from this offering will be approximately $88.5 million (€76.3 million), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, or $101.9 million (€87.8 million) if the underwriters elect to exercise in full their option to purchase additional ordinary shares from us.
We currently intend to use the net proceeds of this offering (i) for expanding commercialization activities in the United States; (ii) to further finance research and development activities related to Genio system upgrades, re-designing our products for manufacturability and cost reduction initiatives, and to continue to build a pipeline of new technologies and explore potential collaboration opportunities in the field of monitoring and diagnostics for OSA; (iii) to advance commercialization of the Genio system in its initial target markets outside of the United States and to continue gathering clinical data and to support physician initiated clinical research projects related to OSA patient treatments; and (iv) for other general corporate purposes, including, but not limited to, working capital, repayment of debt financing, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. See the section titled “Use of Proceeds” on page S-17 of this prospectus supplement.
Risk factors
See “Risk Factors” beginning on page S-9 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our ordinary shares.
Nasdaq Global Market symbol
“NYXH”
Euronext Brussels symbol
“NYXH”
The number of our ordinary shares to be outstanding immediately after this offering is based on 43,662,403 ordinary shares outstanding as of March 31, 2026 and excludes:
•
1,031,323 ordinary shares issued after March 31, 2026;

•
3,367,569 ordinary shares issuable upon exercise of warrants granted and outstanding as of March 31, 2026 at a weighted average exercise price of €7.57 per ordinary share;

•
462,677 ordinary shares issuable upon exercise of warrants that are outstanding as of March 31, 2026 but not yet granted; and

•
13,723,765 ordinary shares issuable upon the conversion or full settlement of, our outstanding €22.5 million amortizing senior unsecured convertible notes.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options and warrants described above after March 31, 2026, and no exercise by the underwriters of their option to purchase additional ordinary shares.

RISK FACTORS
An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 20-F, which is incorporated by reference herein in its entirety, together with other information in this prospectus supplement, the information and documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow and the trading price of our securities could be seriously harmed. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, results of operations, cash flow and the trading price of our securities.
Risks Related to This Offering
Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Nyxoah.
If you purchase our ordinary shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.
The offering price per share in this offering will exceed the net tangible book value per share of our ordinary shares outstanding prior to this offering. Based on a public offering price of €1.48 per ordinary share ($1.72 per ordinary share) for aggregate gross proceeds of €81.9 million ($95.0 million), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, you would experience immediate dilution of €0.84 per ordinary share (equivalent to $0.98 per ordinary share), representing the difference between our as adjusted net tangible book value per share as of March 31, 2026 after giving effect to this offering. The exercise of outstanding warrants may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.
You may experience future dilution as a result of future financings, including equity offerings.
To meet our future capital needs, we are actively exploring different financing avenues, including the public or private issuance of equity and debt financing. In any such future financing, we may offer our ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell ordinary shares or other securities in any other offering or financing at a price per ordinary share that is equal to or greater than the price per ordinary share paid by investors in this offering, and investors purchasing ordinary shares or other of our securities in the future could have rights superior to existing shareholders. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering. Further, the exercise of outstanding warrants or warrants issued in future financings could result in further dilution to investors and any additional ordinary shares issued in connection with acquisitions, should we choose to pursue any, will result in dilution to investors. In addition, the market price of our ordinary share could fall as a result of resales of any of these ordinary shares due to an increased number of ordinary shares available for sale in the market.
Sales of a significant number of ordinary shares in the public markets, or the perception that such sales could occur, could depress the market price of our ordinary shares.
Sales of a substantial number of ordinary shares in the public markets could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

We may issue ordinary shares or other securities in any other transaction at a price per share that is less than the price per share paid by investors in this offering, and investors acquiring ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we issue additional shares of our ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. Further, the exercise of outstanding options and warrants or other securities convertible into or exercisable for shares of our ordinary shares may result in further dilution of your investment.
We, our directors and our executive officers have agreed not to sell, dispose of or hedge any ordinary shares or securities convertible into or exchangeable for ordinary shares during the period from the date of this prospectus supplement continuing through and including the date 90 days after the date of this prospectus supplement, subject to certain exceptions. The underwriters may, in their discretion, release the restrictions on any such shares at any time without notice. We cannot predict the effect that future sales of our ordinary shares would have on the market price of our ordinary shares.
Risks Related to Commercialization and Reimbursement
Our product, including the Genio system, may become subject to unfavorable pricing regulations, third-party payor reimbursement practices or healthcare reform initiatives that could harm our business.
The commercial success of the Genio system and any other product candidates we develop will depend substantially, both in the United States and abroad, on the extent to which coverage and reimbursement for our products and related procedures will be available from government health administration authorities, private health insurers and other third-party payors such as managed care and similar healthcare management organizations. Thus, our ability to commercialize the Genio system and any product candidates we develop will depend to a significant degree on which government authorities and third-party payors decide to cover our products and at what reimbursement levels. If reimbursement is not available, or is available only to a limited extent, we may not be able to successfully commercialize our products. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish and maintain pricing sufficient to realize a meaningful return on our investment.
In the United States, providers bill for Genio system implantation procedures using codes maintained by the American Medical Association, and Centers for Medicare & Medicaid Services, or CMS. CMS assigned current procedural terminology code, or CPT code, 64568 for cranial nerve stimulation implants, including the Genio system hypoglossal nerve stimulator, to New Technology Ambulatory Payment Classification 1580 as part of the Calendar Year 2026 Hospital Outpatient Prospective Payment System and Ambulatory Surgical Center Final Rule. In addition, CMS implemented six new Healthcare Common Procedure Coding System (HCPCS) Level II C codes, which became effective as of January 1, 2026, providing more detailed billing options for services relating to the implantation, revision, replacement, and removal of hypoglossal nerve stimulators. The applicable codes, their payment status, and payor acceptance remain subject to change. If CMS or other payors reclassify, modify, or fail to recognize the billing codes applicable to Genio implantation, or if providers encounter claim denials due to coding uncertainties associated with the transition from legacy CPT codes to the new HCPCS codes, it could delay or reduce reimbursement and adversely affect adoption of Genio therapy.
There is significant uncertainty related to government and other third-party payor coverage and reimbursement of newly approved medical devices. Regulatory approvals and pricing and reimbursement for new device products vary widely from country to country. Some countries require approval of the sale price of a device before it can be marketed. In many countries, the pricing review period begins after marketing authorization or certification is granted. In some non-U.S. markets, pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing authorization or certification for a product in a particular country but then be subject to price regulations that delay commercial launch of the product, possibly for lengthy time periods, which may negatively impact the revenues we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more product candidates, even if our product candidates obtain marketing authorization or certification.

The healthcare industry is acutely focused on cost containment, both in the United States and elsewhere. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medical products, which could affect our ability to sell our product candidates profitably. These payors may not view the Genio system or any of our other product candidates, if authorized for marketing, as reasonable and necessary for the treatment of patients or cost-effective, and coverage and reimbursement may not be available to our customers, or may not be sufficient to allow our product candidates, if authorized for marketing, to be sold on a competitive basis. Cost-control initiatives could cause us to decrease the price we might establish for products, which could result in lower than anticipated product revenues. Further, if the prices for our product candidates, if authorized for marketing, decrease or if governmental and other third-party payors do not provide adequate coverage or reimbursement, our prospects for revenue and profitability will suffer. Marketing authorization or certification of a product does not guarantee sufficient reimbursement to achieve commercial success.
There may also be delays in obtaining coverage and reimbursement for newly approved products, and coverage may be more limited than the indications for which the product is authorized by the FDA or comparable non-U.S. regulatory authorities. Moreover, eligibility for reimbursement does not imply that any product will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Reimbursement rates may vary, by way of example, according to the use of the product and the clinical setting in which it is used. Reimbursement rates may also be based on reimbursement levels already set for lower cost products or may be incorporated into existing payments for other services.
We sell the Genio system to hospitals and distributors. Our hospital customers bill third-party payors for the costs and fees associated with the implantation procedure. The Genio system is treated as a supply utilized in the procedure and, if covered, is paid for as part of the bundled facility payment. There is generally no separate reimbursement for the device. As a result, the cost of the Genio system directly affects the profit margin of the hospital where the procedure is performed. Some hospitals may be unwilling to adopt the Genio system in light of this additional cost, and any decline in the amount payors reimburse for the procedure could create additional pricing pressure on us or make it difficult for customers to continue using or to adopt the Genio system.
Healthcare costs have risen significantly over the past decade, which has resulted in or led to numerous cost reform initiatives by legislators, regulators and third-party payors. Cost reform has triggered a consolidation trend in the healthcare industry to aggregate purchasing power, which may create more requests for pricing concessions in the future. In an effort to reduce costs, many hospitals and ambulatory surgery centers in the United States have become members of group purchasing organizations, or GPOs, and integrated delivery networks, or IDNs. GPOs and IDNs negotiate pricing arrangements with medical device companies and distributors and then offer these negotiated prices to affiliated hospitals, ambulatory surgery centers and other members. GPOs and IDNs typically award contracts on a category-by-category basis through a competitive bidding process. Bids are generally solicited from multiple providers with the intention of driving down pricing or reducing the number of vendors. Due to the highly competitive nature of the GPO and IDN contracting processes, we may not be able to obtain new, or maintain existing, contract positions with major GPOs and IDNs. Furthermore, the increasing leverage of organized buying groups may reduce market prices for our products, thereby reducing our revenue and margins.
Obtaining and maintaining coverage and reimbursement can be a time-consuming process that could require us to provide supporting scientific, clinical and cost-effectiveness data for the use of our products. Increasingly, third-party payors are requiring higher levels of evidence of the benefits and clinical outcomes of new technologies and are challenging the prices charged. We may not be able to provide data sufficient to satisfy governmental and third-party payors that procedures using our products should be covered and reimbursed. We cannot be sure that coverage will be available for any product candidate that we commercialize and, if available, that the reimbursement rates will be adequate. Further, if physicians or payors do not find our body of published clinical evidence and data compelling or wish to wait for additional studies, they may choose not to use or provide coverage and reimbursement for our products. Currently, there are a number of large third-party payors that have determined upper airway neurostimulation to be experimental or investigational and therefore do not cover it at this time.

Outside the United States, reimbursement levels vary significantly by country and by region, particularly based on whether the country or region at issue maintains a single-payor system. Annual healthcare budgets generally determine the number of therapeutic devices like the Genio system that will be paid for by the payor in these single-payor system countries and regions. Some countries or regions may require us to gather additional clinical data before granting coverage and reimbursement for our products. We are currently working with payors in the EU to obtain coverage and reimbursement approval in countries and regions where it makes economic sense to do so; however, we may not obtain such coverage, which could have a material adverse effect on our business, financial condition and results of operations and impair our ability to grow our business.
Risks Related to Legal and Regulatory Compliance Matters
We rely significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology or loss of data, including any cyber security incidents, could compromise sensitive information related to our business, prevent us from accessing critical information or expose us to liability which could harm our ability to operate our business effectively and adversely affect our business and reputation.
Our ability to execute our business plan and maintain operations depends on the continued and uninterrupted performance of our information technology, or IT, systems, some of which are in our control and some of which are in the control of third parties. In the ordinary course of our business, we collect and store sensitive data, including personally identifiable information about our employees, intellectual property, and proprietary business information, or confidential information. We manage and maintain our applications and data utilizing on-site systems and we also have outsourced elements of our operations to third parties, and as a result we manage a number of third-party vendors who may or could have access to our confidential information. These applications and data encompass a wide variety of business-critical information including research and development information and business and financial information.
The secure processing, storage, maintenance and transmission of this critical information is vital to our operations and business strategy. Despite the implementation of security measures, including, whenever possible, the imposition of confidentiality and non-disclosure covenants onto our vendors, our IT systems are vulnerable to risks and damages from a variety of sources, including telecommunications or network failures, cyber-attacks, computer viruses, ransomware attacks, phishing schemes, breaches, unauthorized access, interruptions due to employee error or malfeasance or other disruptions, damage from natural disasters, terrorism, war and telecommunication and electrical failures, or other attempts to harm or access our systems. Moreover, despite network security and back-up measures, some of our servers and those of our business partners are potentially vulnerable to physical or electronic break-ins, including cyber-attacks, computer viruses and similar disruptive problems. These events could lead to the unauthorized access, disclosure and use of confidential information. Breaches resulting in the compromise, disruption, degradation, manipulation, loss, theft, destruction, or unauthorized disclosure or use of confidential information, or the unauthorized access to, disruption of, or interference with our products and services, can occur in a variety of ways, including but not limited to, negligent or wrongful conduct by employees or others with permitted access to our IT systems and information, or wrongful conduct by hackers, competitors, or certain governments. Our third party vendors and business partners face similar risks.
Cyber-attacks come in many forms, including the deployment of harmful malware or ransomware, exploitation of vulnerabilities, phishing and other use of social engineering, and other means to compromise the confidentiality, integrity, and availability of our IT systems and confidential information. The techniques used by criminal elements to attack computer systems are sophisticated, change frequently and may originate from less regulated or remote areas of the world. As a result, we may not be able to address these techniques proactively or implement adequate preventative measures. There can be no assurance that we will promptly detect or intercept any such disruption or security breach, if at all. If our computer systems are compromised, we could be subject to fines, damages, reputational harm, litigation and enforcement actions, and we could lose trade secrets, the occurrence of which could harm our business, in addition to possibly requiring substantial expenditures of resources to remedy. For example, any such event that leads to unauthorized access, use or disclosure of personal information, including personal information regarding our patients or employees, could harm our reputation, require us to comply with breach notification laws under the General Data Protection Regulation, or GDPR, and other legal equivalents, and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information. In addition, the loss of data from clinical trials of the Genio system could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce data, and a cybersecurity breach could adversely affect our reputation and could result in other negative consequences, including disruption of our internal operations, increased cyber security protection costs, lost revenues or litigation. Despite precautionary measures to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures that interrupt our ability to generate and maintain data could adversely affect our ability to operate our business.
The costs related to significant security breaches or disruptions could be material and could exceed the limits of the cybersecurity insurance we maintain, if any, against such risks. If the information technology systems of our third-party vendors and other contractors and consultants become subject to disruptions or security breaches, we may have insufficient recourse against such third parties and may have to expend significant resources to mitigate the impact of such an event, and to develop and implement protections to prevent future events of this nature from occurring.
We cannot assure you that our data protection efforts and our investment in IT will prevent significant breakdowns, data leakages, breaches in our systems, or those of our third-party vendors and other contractors and consultants, or other cyber incidents that could have a material adverse effect upon our reputation, business, operations, or financial condition. For example, if such an event were to occur and cause interruptions in our operations, or those of our third-party vendors and other contractors and consultants, it could result in a material disruption of our programs and the development of our services and technologies could be delayed. Furthermore, significant disruptions of our internal information technology systems or those of our third-party vendors and other contractors and consultants, or security breaches could result in the loss, misappropriation, and/or unauthorized access, use, or disclosure of, or the prevention of access to, confidential information (including trade secrets or other intellectual property, proprietary business information, and personal information), which could result in financial, legal, business, and reputational harm to us. For instance, any such event that leads to unauthorized access, use, or disclosure of personal information, including personal information regarding our customers or employees, could harm our reputation directly, compel us to comply with federal and/or state breach notification laws and foreign law equivalents, subject us to mandatory corrective action, and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information, which could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on our business.
Although we take measures to protect sensitive data from unauthorized access, use or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to personnel error, malfeasance, or other malicious or inadvertent disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, manipulated, publicly disclosed, lost, or stolen. We have experienced cybersecurity attacks and security incidents to varying degrees, and in some cases threat actors have gained unauthorized access to our systems and data. While previous incidents have been resolved, and their impacts have been immaterial, we expect we will continue to face risks associated with unauthorized access to our computer systems, loss or destruction of data, computer viruses, ransomware, malware, distributed denial-of-service attacks or other malicious activities, and the impact of such events in the future may be material.
Any such access, breach, or other loss of information could result in legal claims or proceedings, liability under domestic or foreign privacy, data protection and data security laws such as GDPR, Health Insurance Portability and Accountability Act, or HIPAA, and the Health Information Technology for Economic and Clinical Health Act, or HITECH, and penalties. Notice of certain security breaches must be made to affected individuals, relevant EU supervisory authority, the Secretary of Department of Health and Human Services, or HHS, and for extensive breaches, notice may need to be made to the media or state attorneys general. Such notice could harm our reputation and our ability to compete. Although we have implemented security measures, such data is currently accessible through multiple channels, and there is no guarantee we can protect our data from breach. Unauthorized access, loss or dissemination could also damage our reputation or disrupt our operations, including our ability to conduct our analyses, conduct research and development activities, collect, process and prepare company financial information, and manage the administrative aspects of our business.

Penalties for violations of these laws vary. For instance, penalties for failure to comply with a requirement of HIPAA and HITECH vary significantly, and include significant civil monetary penalties and, in certain circumstances, criminal penalties with fines up to $250,000 per violation and/or imprisonment. A person who knowingly obtains or discloses individually identifiable health information in violation of HIPAA may face a criminal penalty of up to $50,000 and up to one-year imprisonment. The criminal penalties increase if the wrongful conduct involves false pretenses or the intent to sell, transfer or use identifiable health information for commercial advantage, personal gain or malicious harm. Fines applicable under the GDPR are outlined above. Further, various states, such as California and Massachusetts, have implemented similar privacy laws and regulations, such as the California Confidentiality of Medical Information Act, that impose restrictive requirements regulating the use and disclosure of health information and other personally identifiable information. These laws and regulations are not necessarily preempted by HIPAA, particularly if a state afford greater protection to individuals than HIPAA. Where state laws are more protective, we have to comply with the stricter provisions. In addition to fines and penalties imposed upon violators, some of these state laws also afford private rights of action to individuals who believe their personal information has been misused. California’s patient privacy laws, for example, provide for penalties of up to $250,000 and permit injured parties to sue for damages. Similarly, the California Consumer Privacy Act allows consumers a private right of action when certain personal information is subject to unauthorized access and exfiltration, theft or disclosure due to a business’ failure to implement and maintain reasonable security procedures. The interplay of federal and state laws may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for us and data we receive, use and share, potentially exposing us to additional expense, adverse publicity and liability. Further, as regulatory focus on privacy issues continues to increase and laws and regulations concerning the protection of personal information expand and become more complex, these potential risks to our business could intensify. Changes in laws or regulations associated with the enhanced protection of certain types of sensitive data, for the treatment of genetic data, along with increased customer demands for enhanced data security infrastructure, could greatly increase our cost of providing our products, decrease demand for our products, reduce our revenues and/or subject us to additional liabilities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference in this prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “can,” “estimate,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “targets,” “objective,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and incorporated by reference in this prospectus supplement, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, titled “Business,” “Risk Factors,” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus supplement and the documents or reports incorporated by reference in this prospectus supplement, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:
•
timing, progress, completion and results of clinical trials and our research and development programs;

•
the timing or likelihood of regulatory filings and approvals;

•
our reliance on the success of our Genio system;

•
our ability to achieve and maintain adequate levels of coverage or reimbursement for procedures performed with our products and any future products we may seek to commercialize;

•
the commercialization of our products;

•
estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•
the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology;

•
our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•
cost associated with defending alleged intellectual property infringement, litigation to pursue instances of infringement of our intellectual property, product liability and other claims;

•
regulatory development in the U.S., Europe and other jurisdictions;

•
the rate and degree of market acceptance of our products;

•
our expectations about market trends;

•
developments relating to our competitors and our industry, including competing products;

•
our ability to accurately forecast customer demand and manage our supply chain and contract manufacturers to ensure high quality and adequate inventory given our anticipated growth;

•
our ability to attract and retain qualified employees and key personnel;

•
statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

•
our broad discretion to invest or spend the proceeds of our financings in ways with which our stockholders may not agree and may have limited ability to influence;

•
the future trading price of the ordinary shares and impact of securities analysts’ reports on these prices;

•
the impact on our business, financial condition and results of operations from regional conflicts, geopolitical events and any pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide;

•
our plans to remediate our material weaknesses; and

•
other risks and uncertainties, including those listed under the caption “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement or in the documents incorporated by reference in this prospectus supplement, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section titled “Risk Factors” in this prospectus supplement, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus supplement and in our most recent Annual Report on Form 20-F, as revised or supplemented by our subsequent periodic reports filed under the Exchange Act, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward- looking statements contained in this prospectus supplement or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.
Because of these uncertainties, you should not make any investment decision based on these estimates and forward-looking statements.

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately $88.5 million (€76.3 million), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, or $101.9 million (€87.8 million) if the underwriters elect to exercise in full their option to purchase additional ordinary shares from us. We intend to use any net proceeds from the sale of ordinary shares under this prospectus supplement offering (i) for expanding commercialization activities in the United States; (ii) to further finance research and development activities related to Genio system upgrades, re-designing our products for manufacturability and cost reduction initiatives, and to continue to build a pipeline of new technologies and explore potential collaboration opportunities in the field of monitoring and diagnostics for OSA; (iii) to advance commercialization of the Genio system in its initial target markets outside of the United States and to continue gathering clinical data and to support physician initiated clinical research projects related to OSA patient treatments; and (iv) for other general corporate purposes, including, but not limited to, working capital, repayment of debt financing, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement for any purpose.
Pending use of the proceeds as described above, we intend to invest the proceeds in short-term, interest-bearing, investment-grade securities, U.S. Treasuries and government agency securities.

CAPITALIZATION
The following table presents our total capitalization and cash and cash equivalents as of March 31, 2026, on an actual and on an as adjusted basis after giving effect to the sale of 55,232,558 our ordinary shares by us in this offering at an offering price of €1.48 per ordinary share (equivalent to $1.72 per ordinary share) for aggregate net proceeds of €76.3 million ($88.5 million), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Our capitalization is derived from our audited consolidated financial statements incorporated by reference into this prospectus.
You should read the financial data in the following table in conjunction with our audited consolidated financial statements and related notes incorporated by reference into this prospectus supplement.
	As of March 31, 2026 (in thousands)
	Actual	As adjusted
Cash and cash equivalents	€12,934	€89,214
Financial assets	13,000	13,000
Capital and reserves:
Capital	6,511	7,063
Share premium	337,242	418,586
Share based payment reserves	13,031	13,031
Other comprehensive income	815	815
Retained loss	(321,728)	(321,728)
Total equity	€35,871	€117,768
Non-current liabilities:
Secured	€17,435	€17,435
Unsecured	3,325	3,235
Total non-current liabilities	€20,670	€20,670
Current liabilities:
Secured	16,471	16,471
Unsecured	24,586	24,586
Total current liabilities	€41,057	€41,057
Total liabilities	€61,727	€61,727
Total capitalization	€97,598	€179,495
The number of ordinary shares that will be issued and outstanding after the offering, is based on 43,662,403 ordinary shares outstanding as of March 31, 2026, and excludes:
•
1,031,323 ordinary shares issued after March 31, 2026;

•
3,367,569 ordinary shares issuable upon exercise of warrants granted and outstanding as of March 31, 2026 at a weighted average exercise price of €7.57 per ordinary share;

•
462,677 ordinary shares issuable upon exercise of warrants that are outstanding as of March 31, 2026 but not yet granted; and

•
13,723,765 ordinary shares issuable upon the conversion or full settlement of, our outstanding €22.5 million amortizing senior unsecured convertible notes.

DILUTION
If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the price per ordinary share you pay in this offering and the net tangible book value per ordinary share immediately after this offering. As of March 31, 2026, our net tangible book value was €(13.4) million ($(15.5) million), or €(0.31) per ordinary share (equivalent to $(0.36) per ordinary share). Net tangible book value per ordinary share is equal to our total assets minus intangible assets and total liabilities, divided by 43,662,403, the total number of ordinary shares outstanding as of March 31, 2026.
After giving effect to the sale of our ordinary shares at an offering price of €1.48 per ordinary share (equivalent to $1.72 per ordinary share), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been €62.9 million ($73.0 million), or €0.64 per ordinary share (equivalent to $0.74 per ordinary share). This amount represents an immediate increase in net tangible book value of €0.95 per ordinary share (equivalent to $1.10 per ordinary share) to our existing shareholders and an immediate dilution in net tangible book value of €0.84 per ordinary share (equivalent to $0.98 per ordinary share) to new investors in this offering.
Assumed public offering price per ordinary share		€1.48
Tangible book value per ordinary share as of March 31, 2026	€(0.31)
Increase in net tangible book value per ordinary share attributable to the offering	€0.95
As adjusted net tangible book value per ordinary share after giving effect to the offering		€0.64
Dilution per ordinary share to new investors participating in the offering		€0.84
If the underwriters exercise their option to purchase 8,284,883 additional ordinary shares in full at the public offering price of €1.48 per ordinary share (equivalent to $1.72 per ordinary share), the as adjusted net tangible book value would increase to approximately €74.4 million ($86.3 million), or €0.69 per ordinary share (equivalent to $0.80 per ordinary share), representing an increase in net tangible book value per share to existing shareholders of approximately €1.00 per ordinary share (equivalent to $1.16 per ordinary share), and there would be an immediate dilution in net tangible book value of approximately €0.79 per ordinary share (equivalent to $0.92 per ordinary share) to new investors.
The number of our ordinary shares to be outstanding immediately after this offering is based on 43,662,403 ordinary shares outstanding as of March 31, 2026 and excludes:
•
1,031,323 ordinary shares issued after March 31, 2026;

•
3,367,569 ordinary shares issuable upon exercise of warrants granted and outstanding as of March 31, 2026 at a weighted average exercise price of €7.57per ordinary share;

•
462,677 ordinary shares issuable upon exercise of warrants that are outstanding as of March 31, 2026 but not yet granted; and

•
13,723,765 ordinary shares issuable upon the conversion or full settlement of, our outstanding €22.5 million amortizing senior unsecured convertible notes.

To the extent that outstanding warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. The issuance of these securities could result in further dilution for investors purchasing ordinary shares in this offering.

MATERIAL UNITED STATES FEDERAL INCOME AND BELGIAN TAX CONSIDERATIONS
Certain Material U.S. Federal Income Tax Considerations to U.S. Holders
The following is a summary of certain material U.S. federal income tax considerations relating to the ownership and disposition of ordinary shares by a U.S. holder (as defined below) that is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code; existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder, administrative and judicial interpretations thereof; and the U.S.‑Belgium Tax Treaty (as defined below), in each case as of and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a contrary or different position concerning the U.S. federal income tax consequences of the ownership and disposition of the ordinary shares or that such a position would not be sustained. U.S. holders should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of owning, and disposing of the ordinary shares in their particular circumstances.
This summary addresses only the U.S. federal income tax considerations for U.S. holders of our ordinary shares that will hold such ordinary shares as capital assets for U.S. federal income tax purposes. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder and does not address all tax considerations that may be applicable to a U.S. holder of ordinary shares that may be subject to special tax rules including, without limitation, the following:
•
banks, financial institutions or insurance companies;

•
brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;

•
tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively;

•
real estate investment trusts, regulated investment companies or grantor trusts;

•
persons that hold the ordinary shares as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•
partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities (including S corporations), or persons that will hold the ordinary shares through such an entity;

•
persons that received our ordinary shares as compensation for the performance of services;

•
certain former citizens or long-term residents of the United States;

•
persons that hold our ordinary shares through a permanent establishment or fixed base outside the United States;

•
U.S. holders that own directly, indirectly, or through attribution 10% or more of the voting power or value of our ordinary shares; and

•
U.S. holders that have a “functional currency” for U.S. federal income tax purposes other than the U.S. dollar.

Further, this summary does not address the U.S. federal estate, gift, or alternative minimum tax considerations, or any U.S. state, local, or non-U.S. tax considerations of the ownership and disposition of the ordinary shares.
If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ordinary shares, the U.S. federal income tax consequences relating to an investment in our ordinary shares will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax considerations of owning and disposing of our ordinary shares in its particular circumstances.
For the purposes of this summary, a “U.S. holder” is a beneficial owner of ordinary shares that is (or is treated as), for U.S. federal income tax purposes:

•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all of the substantial decisions of such trust or has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

As indicated below, this discussion is subject to U.S. federal income tax rules applicable to a “passive foreign investment company”, or PFIC.
This discussion is for informational purposes only, and is not tax advice. Persons considering an investment in our ordinary shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to ownership and disposition of our ordinary shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.
Distributions.   Although we do not currently plan to pay dividends, and subject to the discussion under “— Passive Foreign Investment Company Considerations” below, the gross amount of any distribution (before reduction for any amounts withheld in respect of Belgian withholding tax) actually or constructively received by a U.S. holder with respect to ordinary shares will be taxable to the U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in the ordinary shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as either long-term or short-term capital gain depending upon whether the U.S. holder has held the ordinary shares for more than one year as of the time such distribution is received. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. Non-corporate U.S. holders may qualify for the preferential rates of taxation with respect to dividends on ordinary shares applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) and applicable to qualified dividend income (as discussed below) if we are a “qualified foreign corporation” and certain other requirements (discussed below) are satisfied. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ordinary shares which are readily tradable on an established securities market in the United States. The ordinary shares are listed on Nasdaq, which is an established securities market in the United States, and we expect the ordinary shares to be readily tradable on Nasdaq. However, there can be no assurance that the ordinary shares will be considered readily tradable on an established securities market in the United States in the current year or any future years. We are incorporated under the laws of Belgium, and we believe that we qualify as a resident of Belgium for purposes of, and are eligible for the benefits of, The Convention between the Government of the United States of America and the Government of the Kingdom of Belgium for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, signed on November 27, 2006, or the U.S.-Belgium Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Belgium Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion under “—  Passive Foreign Investment Company Considerations” below, such dividends will generally be “qualified dividend income” in the hands of individual U.S. holders, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are satisfied. The dividends will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.

A U.S. holder generally may claim the amount of any Belgian withholding tax as either a deduction from gross income or a foreign tax credit against U.S. federal income tax liability. However, the foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis.
Generally, the credit cannot exceed the same proportion of a U.S. holder’s U.S. federal income tax liability which such U.S. holder’s “foreign source” taxable income bears to such U.S. holder’s worldwide taxable income. In applying this limitation, a U.S. holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. The amount of a distribution with respect to the ordinary shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Belgian income tax purposes, potentially resulting in a reduced foreign tax credit for the U.S. holder. Furthermore, Belgian income taxes that are withheld in excess of the rate applicable under the U.S.-Belgium Tax Treaty or that are refundable under Belgian law will not be eligible for credit against a U.S. holder’s U.S. federal income tax liability. U.S. Treasury Regulations that were finalized in 2022 may restrict the availability of foreign tax credits based on the nature of the tax imposed by the foreign jurisdiction, though under current IRS guidance, taxpayers generally may elect to determine the creditability of foreign taxes without regard to such restrictions for taxable years ending prior to the year further guidance is issued. Each U.S. holder should consult its own tax advisors regarding the foreign tax credit rules.
In general, the amount of a distribution paid to a U.S. holder in a foreign currency will be the dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the U.S. holder receives the distribution, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in a foreign currency are converted into U.S. dollars on the day they are received, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the dividend.
Sale, Exchange or Other Taxable Disposition of the Ordinary Shares.   A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of ordinary shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s tax basis for those ordinary shares. Subject to the discussion under “— Passive Foreign Investment Company Considerations” below, this gain or loss will generally be a capital gain or loss. The adjusted tax basis in the ordinary shares generally will be equal to the cost of such ordinary shares. Capital gain from the sale, exchange or other taxable disposition of ordinary shares of a non-corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder’s holding period determined at the time of such sale, exchange or other taxable disposition for such ordinary shares exceeds one year (i.e., such gain is a long-term capital gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.
For a cash basis taxpayer, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale. An accrual basis taxpayer, however, may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of the ordinary shares that are traded on an established securities market, provided the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. For an accrual basis taxpayer that does not make such an election, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the trade date of the purchase or sale. Such an accrual basis taxpayer may recognize exchange gain or loss based on currency fluctuations between the trade date and the settlement date. Any foreign currency gain or loss a U.S. holder realizes will be U.S. source ordinary income or loss.
Net Investment Income Tax.   Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of ordinary shares. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the net investment income tax to its income and gains in respect of its investment in the ordinary shares.

Passive Foreign Investment Company Considerations.   If we are a PFIC for any taxable year, a U.S. holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.
A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of its subsidiaries, either: (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the average quarterly value of its total gross assets (for which purpose, assuming we are treated as a publicly traded company pursuant to Section 1297(e)(3) of the Code, the total value of our assets may be determined in part by reference to the market value of its ordinary shares, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of “passive income.”
Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of cash, including the funds raised in offerings of the ordinary shares. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income for purposes of the PFIC tests. If we are classified as a PFIC for any year with respect to which a U.S. holder owns ordinary shares, we will generally continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns ordinary shares, regardless of whether we continue to meet the tests described above, unless we cease to meet the requirements for PFIC status and the U.S. holder makes the “deemed sale” election described below.
Whether we are a PFIC for any taxable year will depend on the composition of our income and the projected composition and fair market values of our assets in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year. The market value of our assets is generally determined in large part by reference to the market price of the ordinary shares, which is likely to fluctuate. Based on the foregoing, with respect to our 2025 taxable year, we do not believe we were a PFIC and we do not anticipate that we will be a PFIC for the 2026 taxable year based upon the expected value of our assets, including any goodwill, and the expected composition of our income and assets. However, as previously mentioned, we cannot provide any assurances regarding our PFIC status for the current or future taxable years. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for the current or any future taxable year.
If we are a PFIC for any taxable year, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for the ordinary shares) and (b) any gain realized on the sale or other disposition of the ordinary shares. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “— Distributions.”
If we are a PFIC for any year during which a U.S. holder holds our ordinary shares, we must generally continue to be treated as a PFIC by that U.S. holder for all succeeding years during which the U.S. holder holds our ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to our ordinary shares. If such election is made, the U.S. holder will be deemed to have sold our ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences applicable to sales of PFIC shares described above. After the deemed sale election, the U.S. holder’s ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.
Certain elections exist that would result in an alternative treatment (such as mark-to-market treatment) of the ordinary shares. If a U.S. holder makes the mark-to-market election, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder’s tax basis in the ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark- to-market election). The mark-to-market election is available only if we are a PFIC and our ordinary shares are “regularly traded” on a “qualified exchange.” Our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of our ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement as disregarded). Nasdaq is a qualified exchange for this purpose and, consequently, if our ordinary shares are regularly traded, the mark-to-market election will be available to a U.S. holder. However, even if a U.S. holder validly makes a mark-to-market election with respect to our ordinary shares, the U.S. holder may continue to be subject to PFIC rules (described above) with respect to its indirect interest in any of our investments that are lower-tier PFICs (as defined below). In addition, it is possible that a mark-to-market election in our ordinary shares may result in a U.S. holder being taxed on the earnings and profits of a lower-tier PFIC that will result in a double counting of the same income.
The tax consequences that would apply if we were a PFIC would also be different from those described above if a U.S. holder were able to make a valid “qualified electing fund,” or QEF, election. However, we do not currently intend to provide the information necessary for U.S. holders to make a QEF election if we were treated as a PFIC for any taxable year and prospective investors should assume that a QEF election will not be available. U.S. holders should consult their tax advisors to determine whether any of these above elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.
If we are determined to be a PFIC, the general tax treatment for U.S. holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. holders in respect of any of our subsidiaries that also may be determined to be PFICs, or lower-tier PFICs.
If a U.S. holder owns ordinary shares during any taxable year in which we are a PFIC, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company and any lower-tier PFICs, generally with the U.S. holder’s U.S. federal income tax return for that year. If our company were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.
The U.S. federal income tax rules relating to PFICs are complex. Prospective investors are urged to consult their own tax advisors with respect to ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to our ordinary shares and the IRS information reporting obligations with respect to ownership and disposition of the ordinary shares.
Backup Withholding and Information Reporting.   U.S. holders generally will be subject to information reporting requirements with respect to dividends on ordinary shares and on the proceeds from the sale, exchange or disposition of ordinary shares that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an “exempt recipient.” In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a correct taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Asset Reporting.   Certain U.S. holders who are individuals and certain entities controlled by individuals may be required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their U.S. federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.
Material Belgian Tax Consequences
The paragraphs below present a summary of certain material Belgian federal income tax consequences of the acquisition, ownership and disposal of ordinary shares by an investor, but does not address all tax consequences of the ownership and disposal of ordinary shares, and does not take into account the specific circumstances of particular investors, some of which may be subject to special rules, or the tax laws of any country other than Belgium. The following does not describe the tax treatment of investors that are subject to special rules, such as banks, insurance companies, collective investment undertakings, dealers in securities or currencies, persons that hold, or will hold, ordinary shares as a position in a straddle, share- repurchase transaction, conversion transactions, synthetic security or other integrated financial transactions. The summary is based on laws, treaties and regulatory interpretations in effect in Belgium on the date of this prospectus supplement, including the new capital gains tax legislation which was recently approved by the Belgian federal parliament all of which are subject to change, including changes that could have retroactive effect. Investors should appreciate that, as a result of evolutions in law or practice, the eventual tax consequences may be different from what is stated below. In this respect, please note that the Belgian government has recently reached an agreement to implement certain tax reforms in Belgium. Each prospective investor is advised to consult its own tax advisor about the potential tax consequences of the envisaged tax reforms in Belgium on an investment by such Investor in ordinary shares.
A Belgian resident is (i) an individual subject to Belgian personal income tax (i.e., an individual who has his domicile in Belgium or has the seat of his wealth in Belgium, or a person assimilated to a Belgian resident), (ii) a company subject to Belgian corporate income tax, i.e., a company that has its principal establishment, administrative seat or effective place of management in Belgium and that is not excluded from the scope of the Belgian corporate income tax; (a company having its registered seat in Belgium shall be presumed, unless the contrary is proved, to have its principal establishment, administrative seat or effective place of management in Belgium), (iii) an Organization for Financing Pensions, or an OFP, subject to Belgian corporate income tax (i.e., a Belgian pension fund incorporated under the form of an OFP), or (iv) a legal entity subject to the Belgian tax on legal entities (i.e., a legal entity other than a company subject to the corporate income tax that has its principal establishment, administrative seat or effective place of management in Belgium). A Belgian non-resident is a person that is not a Belgian resident.
Investors are encouraged to consult their own advisors as to the tax consequences of the acquisition, ownership and disposal of the ordinary shares in light of their particular circumstances, including the effect of any state, local or other national laws.
Belgian taxation of dividends on ordinary shares
For Belgian income tax purposes, the gross amount of all distributions made by the company to its shareholders is generally taxed as a dividend distribution, except for the repayment of capital carried out in accordance with the Belgian Code on Companies and Associations to the extent that such repayment is imputed to the “fiscal” capital. The fiscal capital includes, in principle, the actual paid-up statutory capital and, subject to certain conditions, the paid issue premiums and the amounts subscribed to at the time of the issue of profit sharing certificates. Note that Article 18 of the Belgian Income Tax Code 1992, or ITC, provides that for any decision of capital reduction taken in accordance with the Belgian Code on Companies and Associations, the amount of the capital reduction will be deemed to be derived proportionally (a) from our fiscal capital, on the one hand and (b) on the other hand, from the total of (i) certain taxed reserves incorporated in our capital, (ii) certain taxed reserves not incorporated into our capital and (iii) certain untaxed reserves incorporated into our capital (it being understood that the imputation of the capital reduction on these different categories of reserves will be made in that order of priority). The part of the capital reduction that is deemed to be derived from the abovementioned taxed and untaxed reserves will be treated as a dividend distribution from a tax perspective and be subject to Belgian withholding tax, if applicable. The part of the capital reduction that is deemed to derive from the abovementioned untaxed reserves may additionally give rise to a corporate income tax charge at the level of the company.
In general, a Belgian withholding tax of (currently) 30% is levied on dividends.
In the case of a redemption of ordinary shares, the redemption price (after deduction of the part of the paid-up fiscal capital represented by the ordinary shares redeemed) will be treated as dividend that is subject to a Belgian withholding tax of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions. No withholding tax will be triggered if such redemption is carried out on a stock exchange and meets certain conditions. In the event of a liquidation, a withholding tax of 30% will be levied on any distributed amount exceeding the paid-up fiscal capital, subject to such relief as may be available under applicable domestic or tax treaty provisions.
Belgian tax law provides for certain exemptions from Belgian withholding tax on Belgian source dividends. If there is no exemption applicable under Belgian domestic tax law, the Belgian withholding tax can potentially be reduced or exempted for investors who are non-residents pursuant to the treaties regarding the avoidance of double taxation concluded between the Kingdom of Belgium and the state of residence of the non-resident shareholder (see below).
Belgian income tax
Belgian resident individuals
Belgian resident individuals who acquire and hold our ordinary shares as a private investment do not have to declare the dividend income in their personal income tax return since the 30% Belgian withholding tax fully discharges their personal income tax liability. If (and only if) the dividend income would be declared in the personal income tax return, it will be taxed at 30% or, if lower, at the progressive personal income tax rates applicable to the taxpayer’s overall declared income. The first €833 (amount applicable for income year 2026 — tax year 2027) per year and per taxpayer) of reported ordinary dividend income will be exempt from tax, subject to certain conditions. For the avoidance of doubt, all reported dividends (hence, not only dividends distributed on the shares) are taken into account to assess whether said maximum amount is reached.
If the dividends are declared in the personal income tax return, the Belgian withholding tax paid can be credited against the final personal income tax liability of the investor and may also be reimbursed to the extent that it exceeds the final personal income tax liability, provided that the dividend distribution does not result in a reduction in value of, or capital loss on, the shares. The latter condition is not applicable if the Belgian individual can demonstrate that he has had full ownership of the ordinary shares during an uninterrupted period of 12 months prior to the attribution of the dividends.
Belgian resident individuals who acquire and hold the shares for professional purposes must always declare the dividend income in their personal income tax return and will be taxable at the individual’s personal income tax rate increased (from 25% up to 50% depending on the bracket) with local surcharges. Withholding tax withheld at source may be credited against the personal income tax due and is reimbursable to the extent that it exceeds the personal income tax due, subject to two conditions: (i) the taxpayer must own the shares in full legal ownership on the day the beneficiary of the dividend is identified; and (ii) the dividend distribution may not result in a reduction in value of or a capital loss on the shares. The latter condition is not applicable if the individual can demonstrate that he has held the full legal ownership of the ordinary shares for an uninterrupted period of 12 months prior to the payment or attribution of the dividends.

Belgian resident companies
For Belgian resident companies, the dividend withholding tax does not fully discharge the corporate income tax liability. For such companies, the gross dividend income (including the Belgian withholding tax and excluding the foreign withholding tax, if any) must be declared in the corporate income tax return and will be added to their taxable income, which is, in principle, taxed at the ordinary corporate income tax rate of 25%. In certain circumstances and subject to certain conditions, a reduced corporate income tax rate of 20% applies to Small Companies and Medium Sized Enterprises (as defined by Article 1:24, §1 to §6 of the Belgian Code on Companies and Associations) on the first €100,000 of taxable profits.
Belgian resident companies can generally (although subject to certain conditions) deduct up to 100% of the gross dividend received from their taxable income, i.e., the dividend received deduction, provided that at the time of a dividend payment or attribution: (1) the Belgian resident company holds shares representing at least 10% of the share capital of the company or a participation in the company with an acquisition value of at least €2,500,000; (2) the shares have been held or will be held in full legal ownership for an uninterrupted period of at least one year (and depending upon the situation, need to be booked as a fixed financial asset by companies exceeding certain thresholds); and (3) the conditions relating to the taxation of the underlying distributed income, as described in article 203 of the ITC are met, or the Conditions for the application of the dividend received deduction regime.
For qualifying investment companies (within the meaning of Article 2, §1, 5°, f) ITC), Certain of the aforementioned conditions, (1) and (2) with respect to the dividend received deduction do not apply. The Conditions for the application of the dividend received deduction regime depend on a factual analysis and for this reason the availability of this regime should be verified upon each dividend distribution.
The Belgian withholding tax may, in principle, be credited against the Belgian corporate income tax due and is reimbursable to the extent that it exceeds such corporate income tax due, subject to the two following conditions: (i) the taxpayer must own the shares in full legal ownership on the day the beneficiary of the dividend is identified; and (ii) the dividend distribution may not give rise to a reduction in the value of, or a capital loss on, the ordinary shares. The latter condition is not applicable if the company proves that it held the shares in full legal ownership during an uninterrupted period of 12 months prior to the attribution of the dividends; or (b) if, during that period, the shares never belonged to a taxpayer other than a resident company or a non-resident company which has, in an uninterrupted manner, invested the ordinary shares in a Belgian establishment.
No Belgian withholding tax will be due on dividends paid by us to a Belgian resident company provided that the resident company owns, at the time of the distribution of the dividend, at least 10% of our share capital for an uninterrupted period of at least one year and, provided further, that the resident company provides us or our paying agent with a certificate as to its status as a resident company and as to the fact that it has owned a 10% shareholding for an uninterrupted period of one year. For those companies owning a share participation of at least 10% in our share capital for less than one year, we will levy the withholding tax but will not transfer it to the Belgian Treasury provided that the Belgian resident company certifies its qualifying status, the date from which it has held such minimum participation, and its commitment to hold the minimum participation for an uninterrupted period of at least one year.
The Belgian resident company must also inform us or our paying agent if the one-year period has expired or if its shareholding will drop below 10% of our share capital before the end of the one-year holding period. As soon as the investor owns the share participation of at least 10% in our capital for one year, it will receive the amount of this temporarily levied withholding tax.
Please note that the above described dividend received deduction and withholding tax exemption will not be applicable to dividends which are connected to an arrangement or a series of arrangements (“rechtshandeling of geheel van rechtshandelingen”/”acte juridique ou un ensemble d’actes juridiques”) for which the Belgian tax administration, taking into account all relevant facts and circumstances, has proven, unless evidence to the contrary, that this arrangement or this series of arrangements is not genuine (“kunstmatig”/ “non authentique”) and has been put in place for the main purpose or one of the main purposes of obtaining the dividend received deduction, the above dividend withholding tax exemption or one of the advantages of the EU Parent-Subsidiary Directive of 30 November 2011 (2011/96/EU), or Parent-Subsidiary Directive

in another EU Member State. An arrangement or a series of arrangements is regarded as not genuine to the extent that they are not put into place for valid commercial reasons which reflect economic reality.
Belgian resident organizations for financing pensions
For Belgian pension funds incorporated under the form of an Organization for Financing Pensions (“organismen voor de financiering van pensioenen”/”organismes de financement de pensions”), or OFPs, within the meaning of Article 8 of the Belgian Law of 27 October 2006, the dividend income from the ordinary shares is generally tax exempt.
Subject to certain limitations, any Belgian dividend withholding tax levied at source may be credited against the corporate income tax due and is reimbursable to the extent that it exceeds the corporate income tax due.
Belgian (or foreign) OFPs not holding the ordinary shares — which give rise to dividends — for an uninterrupted period of 60 days in full ownership amounts to a rebuttable presumption that the arrangement or series of arrangements (“rechtshandeling of geheel van rechtshandelingen”/”acte juridique ou un ensemble d’actes juridiques”) which are connected to the dividend distributions, are not genuine (“kunstmatig”/”non authentique”). The withholding tax exemption will in such case not apply and/or any Belgian dividend withholding tax levied at source on the dividends will in such case not be credited against the corporate income tax, unless counterproof is provided by the OFP that the arrangement or series of arrangements are genuine (Article 281/1 ITC).
Other Belgian resident legal entities subject to Belgian legal entities tax
Belgian resident legal entities will be subject to the Belgian withholding tax on the dividends distributed by us. Under the current Belgian tax rules, Belgian withholding tax will represent the final tax liability and the dividends should, therefore, not be included in the tax returns of the legal entities.
Non-resident individuals and companies
For non-resident individuals and companies, the dividend withholding tax will be the only tax on dividends in Belgium, unless the non-resident holds the shares in connection with a business conducted in Belgium through a fixed base in Belgium or a Belgian permanent establishment.
If the ordinary shares are acquired by a non-resident in connection with a business in Belgium, the investor must report any dividends received, which will be taxable at the applicable non-resident individual or corporate income tax rate, as appropriate. Belgian withholding tax levied at source may be credited against non-resident individual or corporate income tax and is reimbursable to the extent that it exceeds the income tax due, subject to two conditions: (1) the taxpayer must own the shares in full legal ownership on the day the beneficiary of the dividend is identified; and (2) the dividend distribution may not result in a reduction in value of, or a capital loss on, the shares. The latter condition is not applicable if (a) the non- resident individual or the non-resident company can demonstrate that the shares were held in full legal ownership for an uninterrupted period of 12 months immediately prior to the payment or attribution of the dividends; or (b) with regard to non-resident companies only, if, during the relevant period, the ordinary shares have not belonged to a taxpayer other than a resident company or a non-resident company which has, in an uninterrupted manner, invested the ordinary shares in a Belgian establishment.
Non-resident companies whose ordinary shares are invested in a Belgian permanent establishment may deduct 100% of the gross dividends received from their taxable income if, at the date the dividends are paid or attributed, the Conditions for the application of the dividend received deduction regime are met (see supra). Application of the dividend received deduction regime depends, however, on a factual analysis to be made upon each distribution and its availability should be verified upon each distribution.
Belgian dividend withholding tax relief for non-residents
Dividends paid or attributed to non-resident individuals who do not use the ordinary shares in the exercise of a professional activity, may, subject to certain conditions and formalities, be eligible for the tax exemption with respect to ordinary dividends in an amount of up to €833 (amount applicable for income year

2026 — tax year 2027) per year and per taxpayer. For the avoidance of doubt, all dividends paid or attributed to such non- resident individual (and hence not only dividends paid or attributed on the ordinary shares) are taken into account to assess whether said maximum amount is reached. Consequently, if Belgian withholding tax has been levied on dividends paid or attributed to the ordinary shares, such non-resident individual may request in its Belgian non-resident income tax return that any Belgian withholding tax levied on up to such an amount be credited and, as the case may be, reimbursed. However, if no Belgian non- resident income tax return has to be filed by the non-resident individual, any Belgian withholding tax levied on up to such an amount could in principle be reclaimed by filing a request thereto addressed to the tax official (“Adviseur- generaal Centrum Buitenland”/”Conseiller-général du Centre Étranger”) appointed by article 206/1 of the Royal Decree implementing the ITC. Such a request has to be made at the latest on December 31 of the calendar year following the calendar year in which the relevant dividend(s) have been received, together with an affidavit confirming the non-resident individual status and certain other formalities determined in the Royal Decree.
Belgian tax law provides for certain exemptions from withholding tax on Belgian source dividends distributed to non-resident investors. Under Belgian tax law, withholding tax is not due on dividends paid or attributed to a foreign pension fund which satisfies the following conditions: (i) it is a non-resident saver within the meaning of Article 227, 3° ITC which implies that it has separate legal personality and has its tax residence outside of Belgium; (ii) whose corporate purpose consists solely in managing and investing funds collected in order to pay legal or complementary pensions; (iii) whose activity is limited to the investment of funds collected in the exercise of its corporate purpose, without any profit making aim; (iv) which is exempt from income tax in its country of residence; and (v) provided that it is not contractually obliged to redistribute the dividends to any ultimate beneficiary of such dividends for whom it would manage the ordinary shares, nor obliged to pay a manufactured dividend with respect to the ordinary shares under a securities borrowing transaction. The exemption will only apply if the foreign pension fund provides a certificate confirming that it is the full legal owner or usufruct holder of the ordinary shares and that the above conditions are satisfied. The pension fund must then forward that certificate to us or our paying agent. As indicated above, Belgain (or foreign) OFPs not holding the ordinary shares — which give rise to dividends — for an uninterrupted period of 60 days in full ownership amounts to a rebuttable presumption that the arrangement or series of arrangements (“rechtshandeling of geheel van rechtshandelingen”/”acte juridique ou un ensembled’actes juridiques”) which are connected to the dividend distributions, are not genuine (“kunstmatig”/”non authentique”). In such case the withholding tax exemption will not apply.
Dividends distributed to non-resident qualifying parent companies established in a Member State of the EU or in a country with which Belgium has concluded a double tax treaty that includes a qualifying exchange of information clause, will, under certain conditions, be exempt from Belgian withholding tax provided that the ordinary shares held by the non-resident company, upon payment or attribution of the dividends, amount to at least 10% of our share capital and such minimum participation is held or will be held during an uninterrupted period of at least one year. A non-resident company qualifies as a parent company provided that (i) for companies established in a Member State of the EU, it has a legal form as listed in the annex to the EU Parent-Subsidiary Directive, as amended from time to time, or, for companies established in a country with which Belgium has concluded a qualifying double tax treaty, it has a legal form similar to the ones listed in such annex; (ii) it is considered to be a tax resident according to the tax laws of the country where it is established and the double tax treaties concluded between such country and third countries; and (iii) it is subject to corporate income tax or a similar tax without benefiting from a tax regime that derogates from the ordinary tax regime. In order to benefit from this exemption, the non- resident company must provide us or our paying agent with a certificate confirming its qualifying status and the fact that it meets the required conditions.
If the non-resident company holds such a minimum participation for less than one year at the time the dividends are attributed to the ordinary shares, we must levy the withholding tax but do not need to transfer it to the Belgian Treasury provided that the non-resident company provides us or our paying agent with a certificate confirming, in addition to its qualifying status, the date as of which it has held the minimum participation, and its commitment to hold the minimum participation for an uninterrupted period of at least one year. The non-resident company must also inform us or our paying agent when the one-year period has expired or if its shareholding drops below 10% of our share capital before the end of the one year holding period. Upon satisfying the one-year holding requirement, the dividend withholding tax which was temporarily withheld, will be refunded to the non-resident company.
Please note that the above withholding tax exemption will not be applicable to dividends which are connected to an arrangement or a series of arrangements (“rechtshandeling of geheel van rechtshandelingen”/ “acte juridique ou un ensemble d’actes juridiques”) for which the Belgian tax administration, taking into account all relevant facts and circumstances, has proven, unless evidence to the contrary, that this arrangement or this series of arrangements is not genuine (“kunstmatig”/”non authentique”) and has been put in place for the main purpose or one of the main purposes of obtaining the dividend received deduction, the above dividend withholding tax exemption or one of the advantages of the Parent-Subsidiary Directive in another EU Member State. An arrangement or a series of arrangements is regarded as not genuine to the extent that they are not put into place for valid commercial reasons which reflect economic reality.
Dividends distributed by a Belgian company to non-resident companies on a share participation of less than 10% will under certain conditions be subject to an exemption from withholding tax, provided that the non- resident companies (i) are either established in another Member State of the European Economic Area, or EEA, or in a country with which Belgium has concluded a double tax treaty, where that treaty, or any other treaty concluded between Belgium and that jurisdiction, includes a qualifying exchange of information clause; (ii) have a legal form as listed in Annex I, Part A to the Parent-Subsidiary Directive as amended from time to time, or a legal form similar to the legal forms listed in the aforementioned annex and which is governed by the laws of another Member State of the EEA or a similar legal form in a country with which Belgium has concluded a double tax treaty; (iii) hold a share participation in the Belgian dividend distributing company, upon payment or attribution of the dividends, of less than 10% of our share capital but with an acquisition value of at least €2.5 million; (iv) hold or will hold the ordinary shares which give rise to the dividends in full legal ownership during an uninterrupted period of at least one year (and, depending on the situation, need to be booked as a fixed financial asset by companies exceeding certain thresholds); and (v) are subject to the corporate income tax or a tax regime similar to the corporate income tax without benefiting from a tax regime which deviates from the ordinary regime. The exemption from withholding tax is only applied to the extent that the Belgian withholding tax, which would be applicable absent the exemption, could not be credited nor reimbursed at the level of the qualifying, dividend receiving, company. The non-resident company must provide us or our paying agent with a certificate confirming, in addition to its full name, legal form, address and fiscal identification number (if applicable), its qualifying status and the fact that it meets the required conditions mentioned under (i) to (v) above, and indicating to which extent the withholding tax, which would be applicable absent the exemption, is in principle creditable or reimbursable on the basis of the law as applicable on December 31 of the year preceding the year during which the dividend is paid or attributed.
If there is no exemption applicable under Belgian domestic tax law, the Belgian dividend withholding tax can potentially be reduced or exempted for investors who are non-residents pursuant to the treaties regarding the avoidance of double taxation concluded between the Kingdom of Belgium and the state of residence of the non-resident shareholder. Belgium has concluded tax treaties with more than 95 countries, reducing the dividend withholding tax rate to 20% 15%, 10%, 5% or 0% for residents of those countries, depending on conditions, among others, related to the size of the shareholding and certain identification formalities.
Belgium and the United States have concluded a double tax treaty concerning the avoidance of double taxation, or the U.S.-Belgium Treaty. The U.S.-Belgium Treaty reduces the applicability of Belgian withholding tax to 15%, 5% or 0% for U.S. taxpayers, provided that the U.S. taxpayer meets the limitation of benefits conditions imposed by the U.S.-Belgium Treaty. The Belgian withholding tax is generally reduced to 15% under the U.S.-Belgium Treaty. The 5% withholding tax applies in case where the U.S. shareholder (beneficial owner) is a company which owns directly at least 10% of our ordinary shares. A 0% Belgian withholding tax applies when the shareholder is a company (beneficial owner) which has owned directly at least 10% of our ordinary shares during at least 12 months, or is, subject to certain conditions, a U.S. pension fund. The U.S. shareholders are encouraged to consult their own tax advisors to determine whether they can invoke the benefits and meet the limitation of benefits conditions as imposed by the U.S.-Belgium Treaty.
Prospective holders are encouraged to consult their own tax advisors to determine whether they qualify for an exemption or a reduction of the withholding tax rate upon payment of dividends and, if so, the procedural requirements for obtaining such an exemption or a reduction upon the payment of dividends or making claims for reimbursement.
Capital gains and losses on ordinary shares
Belgian resident individuals
Belgian resident individuals acquiring the ordinary shares as a private investment were, until recently, in principle not subject to Belgian capital gains tax on the disposal of the ordinary shares, provided that the transaction concerned falls within the scope of normal management of one’s private estate and is not speculative in nature. Any capital losses were generally not tax deductible.
However, in execution of the Belgian federal government agreement (2025-2029), a recently approved law provides that capital gains accrued as from 2026 onwards (leaving historical gains accrued prior to 1 January 2026 out of scope) and realised by private individuals on the transfer for consideration of financial assets on or after 1 January 2026 are taxed at a rate of 10%. An exemption for the first EUR 10,000 per annum (possibly increased to EUR 15,000 over a five-year period, subject to conditions) applies. In addition to the general capital gains tax of 10%, the new law provides for a separate tax of 33% on so-called ‘internal capital gains’ (i.e. capital gains realized in context of a sale of shares by an individual to a company that he directly or indirectly controls, either alone or together with his family), as well as a specific preferential capital gains tax regime applicable where an individual taxpayer holds a substantial shareholding. Capital losses on financial assets are deductible from capital gains realised in the same taxable year on the same type of financial assets, subject to certain conditions. The new measures have entered into force (with retroactive effect) as from 1 January 2026.
Moreover, capital gains realized by a private individual remain taxable at 33% (plus local surcharges) if the capital gain is deemed to be realized outside the scope of the normal management of the individual’s private estate. Capital losses incurred in such transactions are generally not tax deductible.
Capital gains realized by Belgian resident individuals on the disposal of the ordinary shares for consideration, outside the exercise of a professional activity, to a non-resident company (or a body constituted in a similar legal form), to a foreign state (or one of its political subdivisions or local authorities) or to a non-resident legal entity, each time established outside the EEA, were, until recently, in principle taxable at a rate of 16.5% (plus local surcharges) if, at any time during the five years preceding the sale, the Belgian resident individual has owned directly or indirectly, alone or with his/her spouse or with certain relatives, a substantial shareholding in us (i.e., a shareholding of more than 25% in us). Capital losses are, however, not tax deductible in such event. However, the new law abolishes this regime and introduces an amended framework with effect from 1 January 2026. Under this new scheme, capital gains realised by Belgianresident individuals on the disposal, for consideration and outside the exercise of a professional activity, of ordinary shares to a nonresident company (or a body constituted in a similar legal form), to a foreign state (or one of its political subdivisions or local authorities), or to any other nonresident legal entity, each time established outside the EEA, are subject to tax at a rate of 16.5%, provided the individual taxpayer holds a substantial shareholding, defined as at least 20% of the shares or voting rights in the company (assessed on an individual basis and not aggregated at family level).
Capital gains realized by Belgian resident individuals upon redemption of the ordinary shares or upon our liquidation will generally be taxable as a dividend. See “— Belgian taxation of dividends on ordinary shares — Belgian income tax — Belgian resident individuals.”
Belgian resident individuals who hold ordinary shares for professional purposes are taxed at the ordinary progressive income tax rates (which are currently in the range of 25% to 50%) increased by the applicable local surcharges on any capital gains realized upon the disposal of the ordinary shares, except for the shares held for more than five years, which are taxable at a separate rate of 10% (capital gains realized in the framework of the cessation of activities under certain circumstances) or 16.5% (other), plus local surcharges. Capital losses on the shares incurred by Belgian resident individuals who hold the ordinary shares for professional purposes are in principle tax deductible.

Belgian resident companies
Belgian resident companies are normally not subject to Belgian capital gains taxation on gains realized upon the disposal of the ordinary shares provided that the Conditions for the application of the dividend received deduction regime are met. If one or more of the Conditions for the application of the dividend received deduction regime are not met, any capital gain realized would be taxable at the standard corporate income tax rate of 25% unless the reduced corporate income tax rate of 20% for Small Companies and Medium Sized Enterprises (see supra)).
Capital losses on the ordinary shares incurred by Belgian resident companies are as a general rule not tax deductible.
However, ordinary shares held in the trading portfolios of Belgian qualifying credit institutions, investment enterprises and management companies of collective investment undertakings are subject to a different regime. In general, the capital gains on such ordinary shares are taxable at the corporate income tax rate of 25% and capital losses on such ordinary shares are tax deductible. Internal transfers to and from the trading portfolio are assimilated to a realization.
Capital gains realized by Belgian resident companies upon redemption of the ordinary shares or upon our liquidation will, in principle, be subject to the same taxation regime as dividends.
Belgian resident organizations for financing pensions
Belgian pension funds incorporated under the form of an OFP are, in principle, not subject to Belgian capital gains taxation on the disposal of the ordinary shares, and capital losses are not tax deductible.
Capital gains realized by Belgian OFPs upon the redemption of ordinary shares or upon our liquidation will in principle be taxed as dividends.
Other Belgian resident legal entities subject to Belgian legal entities tax
Capital gains realized upon disposal of the ordinary shares by Belgian resident legal entities were, until recently, in principle not subject to Belgian income tax and capital losses are not tax deductible. However, the recently approved law (see above) provides that Belgian resident legal entities are generally also subject to the new capital gains tax (with retroactive effect) as from 1 January 2026. However, an exemption applies for those entities which have obtained official recognition and whose donations may therefore entitle the donor to a tax reduction.
Capital gains realized by Belgian resident legal entities upon redemption of the ordinary shares or upon our liquidation will, in principle, be subject to the same taxation regime as dividends (see above).
Non-resident individuals, non-resident companies or non-resident entities
Non-resident individuals, companies or entities are, in principle, not subject to Belgian income tax on capital gains realized upon disposal of the ordinary shares, unless the ordinary shares are held as part of a business conducted in Belgium through a fixed base in Belgium or a Belgian permanent establishment. In such a case, the same principles apply as described with regard to Belgian individuals (holding the ordinary shares for professional purposes), Belgian companies, Belgian resident organizations for financing pensions or other Belgian resident legal entities subject to Belgian legal entities tax.
Non-resident individuals who do not use the ordinary shares for professional purposes and who have their fiscal residence in a country with which Belgium has not concluded a tax treaty or with which Belgium has concluded a tax treaty that confers the authority to tax capital gains on the shares to Belgium, were, until recently, subject to tax in Belgium if the capital gains are obtained or received in Belgium and (a) are deemed to be realised outside the scope of the normal management of the individual’s private estate or (b) arise from transactions which are to be considered speculative in nature. However, as part of the recently approved capital gains tax legislation (see above), Belgium refrains as from 2026 from taxing any capital gains realized by non-resident individuals on financial assets, even in the above (under points (a) and (b)) mentioned circumstances.

Capital gains realized by non-resident individuals or non-resident companies upon redemption of the ordinary shares or upon our liquidation will, in principle, be subject to the same taxation regime as dividends (see above).
Belgian Tax on Stock Exchange Transactions
A tax on stock exchange transactions (“Taxe sur les opérations de bourse”/”Taks op de beursverrichtingen”) at the rate of 0.35% (subject to a maximum amount of EUR 1,600 per party and per transaction) will in principle be levied upon the sale and purchase and any other acquisition or transfer for consideration of the ordinary shares on the secondary market if (i) it is entered into or carried out in Belgium through a professional intermediary, or (ii) deemed to be entered into or carried out in Belgium, which is the case if the order is directly or indirectly made to a professional intermediary established outside of Belgium, either by private individuals with habitual residence (“gewone verblijfplaats”/”residence habituelle”) in Belgium, or legal entities for the account of their seat or establishment in Belgium, or, both, a Belgian Investor. A separate tax is due from each of the seller and the purchaser, both collected by the professional intermediary. No tax on stock exchange transactions will be due on the issuance of the ordinary shares (primary market transaction).
However, if the order is directly or indirectly made to a professional intermediary established outside of Belgium by a Belgian Investor, the tax on stock exchange transactions will in principle be due by this Belgian Investor (who will be responsible for the filing of a stock exchange tax return and for the timely payment of the amount of stock exchange tax due), unless that Belgian Investor can demonstrate that the tax on stock exchange transactions due has already been paid by the professional intermediary established outside of Belgium. In such a case, the foreign professional intermediary also has to provide each client (which gives such intermediary an order) with a qualifying order statement (“bordereau”/”borderel”) at the latest on the business day after the day the transaction concerned was realized. The qualifying order statements must be numbered in series and a duplicate must be retained by the professional intermediary. The duplicate can be replaced by a qualifying day-to-day listing, numbered in series. Alternatively, professional intermediaries established outside of Belgium could appoint a stock exchange tax representative in Belgium, subject to certain conditions and formalities, or Stock Exchange Tax Representative. Such Stock Exchange Tax Representative will then be liable towards the Belgian Treasury for the tax on stock exchange transactions due on behalf of clients that fall within one of the aforementioned categories (provided that these clients do not qualify as exempt persons for stock exchange tax purposes — see below) and for complying with the reporting obligations and the obligations relating to the order statement (“borderau”/”“borderel”) in that respect. If such a Stock Exchange Tax Representative would have paid the tax on stock exchange transactions due, the Belgian Investor will, as per the above, no longer be the debtor of the tax on stock exchange transactions.
No tax on stock exchange transactions is due on transactions entered into by the following parties, provided they are acting for their own account: (i) professional intermediaries described in Article 2, 9° and 10° of the Belgian Law of 2 August 2002 on the supervision of the financial sector and financial services; (ii) insurance companies described in Article 2, §1 of the Belgian Law of 9 July 1975 on the supervision of insurance companies; (iii) pension institutions referred to in Article 2,1° of the Belgian Law of 27 October 2006 concerning the supervision of pension institutions; (iv) undertakings for collective investment; (v) regulated real estate companies; and (vi) Belgian non-residents provided they deliver a certificate to their financial intermediary in Belgium confirming their non-resident status.
As stated below, the tax on stock exchange transactions should be abolished once the FTT, as defined below, enters into force. The proposal is still subject to negotiation between the participating Member States and therefore may be changed at any time.
Other Income Tax Considerations
In addition to the income tax consequences discussed above, we may be subject to tax in one or more other jurisdictions where we conduct activities. The amount of any such tax imposed upon our operations may be material.

Annual tax on securities accounts
The tax on securities accounts is an annual tax levied at a rate of 0.15% (which was announced to increase to 0.30% as part of the federal government agreement) that is levied on securities accounts of which the average value of taxable financial instruments exceeds €1 million during a reference period of twelve consecutive months (in principle) starting on October 1 and ending on September 30 of the subsequent year. The taxable base is determined based on four reference dates: December 31, March 31, June 30 and September 30. If applicable, the amount of tax due is limited to 10% of the difference between the said average value of the taxable financial instruments and the threshold of €1 million.
The tax targets securities accounts held by resident individuals subject to Belgian personal income tax, resident companies subject to Belgian corporate income tax, companies and resident legal entities subject to Belgian legal entities tax, irrespective as to whether these accounts are held with a financial intermediary which is established or located in Belgium or abroad. The tax also applies to securities accounts held by non-resident individuals, companies and legal entities with a financial intermediary established or located in Belgium (individuals, companies and legal entities subject to Belgian non-resident tax). Securities accounts that form part of the business property of a Belgian establishment of a non-resident as referred to in Article 229 ITC, wherever the intermediary is incorporated or established (in Belgium or abroad), are also subject to the annual tax. The financial instruments envisaged include not only shares, bonds and notes, but also derivatives. Each securities account would be assessed separately.
There are various exemptions, such as securities accounts held by specific types of regulated entities for their own account.
A financial intermediary is defined as (i) the National Bank of Belgium, the European Central Bank and foreign central banks performing similar functions, (ii) a central securities depository included in Article 198/1, §6, 12° ITC, (iii) a credit institution or a stockbroking firm as defined by Article 1, §3 of the Law of 25 April 2014 on the status and supervision of credit institutions and investment companies and (iv) the investment companies as defined by Article 3, §1 of the Law of 25 October 2016 on access to the activity of investment services and on the legal status and supervision of portfolio management and investment advice companies, which are, pursuant to national law, admitted to hold financial instruments for the account of customers.
A Belgian intermediary is an intermediary incorporated under Belgian law as well as an intermediary established in Belgium.
The Belgian intermediary in principle withholds, declares and pays the tax. In all other cases, the holder will declare and pay the tax himself, unless he can prove that the tax has already been declared and paid by an intermediary, irrespective as to whether the intermediary is incorporated or established in Belgium or abroad. When multiple holders hold a securities account, each holder may fulfil the declaration requirements for all holders and each holder shall be jointly and severally liable for the payment of the tax. An intermediary not incorporated or established in Belgium, when managing a securities account subject to the tax, may have a representative established in Belgium recognized by or on behalf of the Minister of Finance. The representative shall be jointly and severally liable towards to Belgian State to declare and pay the tax, as well as to perform all obligations to which an intermediary is bound
A general anti-abuse provision is also included to counter certain abusive actions to avoid the tax.
Investors are advised to consult their tax advisors about the consequences of the tax on securities accounts on their own tax situation.
Common Reporting Standard
Following recent international developments, the exchange of information is governed by the Common Reporting Standard, or CRS. As of March 13, 2025, 126 jurisdictions have signed the multilateral competent authority agreement, or MCAA. The MCAA is a multilateral framework agreement to automatically exchange financial and personal information, with the subsequent bilateral exchanges coming into effect between those signatories that file the subsequent notifications.

49 jurisdictions, including Belgium, have committed to a specific and ambitious timetable leading to the first automatic information exchanges in 2017, relating to income year 2016, or early adopters. More than 50 jurisdictions have committed to exchange information as from 2018, one jurisdiction as from 2019, six jurisdictions as from 2020, two jurisdictions as from 2021 three jurisdictions as from 2022, three jurisdictions as from 2023 and three jurisdictions as from 2024.
Under CRS, financial institutions resident in a CRS country are required to report, according to a due diligence standard, financial information with respect to reportable accounts, which includes interest, dividends, account balance or value, income from certain insurance products, sales proceeds from financial assets and other income generated with respect to assets held in the account or payments made with respect to the account. Reportable accounts include accounts held by individuals and entities (which includes trusts and foundations) with fiscal residence in another CRS country. The standard includes a requirement to look through passive entities to report on the relevant controlling persons.
On December 9, 2014, EU Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation, or DAC2, which provides for mandatory automatic exchange of financial information as foreseen in CRS. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU.
The mandatory automatic exchange of financial information by EU Member States as foreseen in DAC2 started as of September 30, 2017 (as of September 30, 2018 for Austria).
The Belgian government has implemented said Directive 2014/107/EU, respectively the Common Reporting Standard, per the Law of December 16, 2015 regarding the exchange of information on financial accounts by Belgian financial institutions and by the Belgian tax administration, in the context of an automatic exchange of information on an international level and for tax purposes.
As a result of the Law of December 16, 2015, the mandatory automatic exchange of information applies in Belgium (i) as of income year 2016 (first information exchange in 2017) towards the EU Member States, (ii) as of income year 2014 (first information exchange in 2016) towards the US and (iii), with respect to any other non-EU States that have signed the MCAA, as of the respective date as determined by the Royal Decree of June 14, 2017. The Royal Decree provides that (i) for a first list of 18 countries, the mandatory exchange of information applies as of income year 2016 (first information exchange in 2017) and for a second list of 44 countries, the mandatory automatic exchange of information applies as of income year 2017 (first information exchange in 2018), (iii) as from 2019 (for the 2018 financial year) for another single jurisdiction, (iv) as from 2020 (for the 2019 financial year) for a fourth list of six jurisdictions, (v) as from 2023 (for the 2022 financial year) for two other jurisdictions, (vi) as from 2024 (for the 2023 financial year) for a sixth list of four jurisdictions, (vii) as from 2025 (for the 2024 financial year) for a seventh list of 2 countries, and (viii) as from 2026 (for the 2025 financial year) for an eighth list of 5 countries (see Royal Decree of 14 June 2017, as amended from time to time).
Investors who are in any doubt as to their position should consult their professional advisors.
The proposed financial transactions tax
On February 14, 2013, the European Commission published a proposal, or the Commission’s Proposal, for a Directive for a common financial transaction tax, or FTT, to be levied on transactions in financial instruments by financial institutions if at least one of the parties to the transaction is located in the ‘FTT-zone’ as defined in the Commission’s Proposal. It was approved by the European Parliament in July 2013. Originally, the adopted Commission’s Proposal foresaw the financial transaction tax for 11 “Participating Member States” (Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia). However, on March 16, 2016 Estonia formally withdrew from the group of states willing to introduce the FTT. The actual implementation date of the FTT would depend on the future approval of the European Council and consultation of other EU institutions, and the subsequent transposition into local law.
Under the Commission’s Proposal, financial institutions and certain other parties would be required to pay tax on transactions in financial instruments with parties located in the FTT-zone. The Commission’s Proposal has a very broad scope and could, if introduced, apply to certain dealings in the ordinary shares in certain circumstances. It is a tax on derivatives transactions (such as hedging activities) as well as on securities transactions, i.e., it applies to trading in instruments such as shares and bonds. The initial issue of instruments such as shares and bonds is exempt from FTT in the current Commission’s Proposal. This means that the issuance and subscription of the ordinary shares should not become subject to FTT. Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the ordinary shares where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.
In 2019, Finance Ministers of the Member States participating in the enhanced cooperation indicated that they were discussing a new FTT proposal based on the French model of the tax and the possible mutualisation of the tax as a contribution to the EU budget.
In December 2019, a new FTT proposal was submitted by the German government. According to this 2019 proposal, the FTT would be levied at a rate of at least 0.2% of the consideration for the acquisition of ownership of shares (including ordinary and any preference shares) admitted to trading on a trading venue or a similar third country venue, or of other securities equivalent to such shares, or Financial Instruments, or similar transactions (e.g., an acquisition of Financial Instruments by means of an exchange of Financial Instruments or by means of a physical settlement of a derivative), provided that the FTT would only concern listed shares of European companies with a market capitalization exceeding EUR 1 billion on 1 December of the year preceding the taxation year. According to the 2019 proposal, the FTT would be payable to the Participating Member State in whose territory the issuer of a Financial Instrument has established its registered office.
According to the latest draft of the 2019 proposal, FTT would not apply to straight notes. Like the Commission’s Proposal, the latest draft of the new FTT proposal also stipulates that once the FTT enters into force, the Participating Member States shall not maintain or introduce taxes on financial transactions other than the FTT (or VAT as provided in the Council Directive 2006/112/EC of November 28, 2006 on the common system of value added tax).
As a consequence, Belgium should abolish the tax on stock exchange transactions once the FTT enters into force.
In the framework of the Multiannual Financial Framework (MFF)/Own Resources negotiations, the European Parliament supported the introduction of the FTT as an Own Resource. The Commission agreed to issue a declaration as part of the overall political agreement. The Commission has recently clarified that “should there be an agreement on this FTT, the Commission will make a proposal in order to transfer revenues from this FTT to the EU budget as an own resource. If there is no agreement by end of 2022, the Commission will, based on impact assessments, propose a new own resource, based on a new FTT. The Commission shall endeavour to make these proposals by June 2024 in view of its introduction by 1 January 2026,” Notwithstanding the fact that the European Parliament has asked the EU Commission and the Member States involved in the negotiations on the enhanced cooperation to do their utmost to reach an agreement on the FTT, the Commission stated in June 2023 that there was “little expectation that any proposal would be agreed in the short term”. No agreement was found between the Participating Member States (excluding Estonia) at the end of 2022. The European Commission has, however, not published any proposals for a new FTT so far. In its work program for 2026, the European Commission indicated that it intends to withdraw the FTT proposal
However, the proposed FTT Commission’s Proposal remains subject to negotiation between the participating Member States. Further, its legality is at present uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate. Investors may be faced with additional transaction costs if the FTT or a similar tax is introduced. Prospective investors are advised to seek their own professional advice in relation to the consequences of the FTT or any similar tax.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES

UNDERWRITING
BofA Securities, Inc. is acting as representative, the Representative, of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement dated June 5, 2026, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of our ordinary shares set forth opposite its name below at the public offering price per share less the underwriting discount per share set forth on the cover page of this prospectus supplement.
Underwriters	Number of Ordinary Shares
BofA Securities, Inc.	35,901,163
Bank Degroof Petercam SA/NV	16,569,767
B. Riley Securities, Inc.	2,761,628
Total	55,232,558
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of our ordinary shares (other than those covered by the underwriters’ option to purchase additional ordinary shares described below) sold under the underwriting agreement. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-default underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering our ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the ordinary shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Sales of ordinary shares made outside of the United States may be made by affiliates of the underwriters. Bank Degroof Petercam SA/NV is not a U.S. registered broker-dealer and, therefore, intends to participate only in the offering outside of the United States.
Delivery of the ordinary shares is expected to be made on or about June 9, 2026, which is the second business day following the initial trade date for our ordinary shares (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade our ordinary shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the ordinary shares will initially settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of our ordinary shares who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.
Underwriting Discounts and Expenses
The Representative has advised us that the underwriters propose initially to offer our ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.06192 per ordinary share. After this offering, the public offering price, concession or any other term of this offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional ordinary shares.

	Per Share	Without Option	With Option
Public offering price	$1.7200	$94,999,999.7600	$109,249,998.5200
Underwriting discount	$0.1032	$5,699,999.9856	$6,554,999.9112
Proceeds, before expenses, to us	$1.6168	$89,299,999.7744	$102,694,998.6088
The estimated expenses of this offering payable by us, exclusive of the underwriting discount, are approximately $0.8 million. We also have agreed to reimburse the Underwriters for up to $35,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.
Over-Allotment Option
We have granted an option to the underwriters to purchase up to an aggregate of 8,284,883 additional ordinary shares at the public offering price, less the underwriting discount. The underwriters may exercise this option at any time or from time to time for 30 days from the effective date of the underwriting agreement solely to cover any over-allotments.
If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional ordinary shares proportionate to that underwriter’s initial amount as reflected in the above table.
No Sales of Similar Securities
We, our directors and our executive officers have agreed with the underwriters not to offer, sell, transfer or otherwise dispose of any ordinary shares or any securities convertible into or exercisable or, exchangeable for, exercisable for, or repayable with ordinary shares, for a period of 90 days after the date of this prospectus supplement without first obtaining the written consent of the Representative. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•
offer, pledge, announce the intention to sell, sell or contract to sell any ordinary shares;

•
sell any option or contract to purchase any ordinary shares;

•
purchase any option or contract to sell any ordinary shares;

•
grant any option, right or warrant to purchase any ordinary shares;

•
make any short sale or otherwise dispose of or transfer, directly or indirectly, any ordinary shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive ordinary shares;

•
make any demand for or exercise any right with respect to the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares;

•
file or confidentially submit to the SEC any registration statement relating to any securities of the Company that are substantially similar to the ordinary shares, including but not limited to any options or warrants to purchase ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares or any such substantially similar securities;

•
enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequence of ownership of any ordinary shares whether any such swap or other agreement is to be settled by delivery of ordinary shares or other securities, in cash or otherwise; or

•
publicly disclose the intention to do any of the foregoing.

This lock-up provision applies to ordinary shares and to securities convertible into or exchangeable or exercisable for or repayable with ordinary shares. It also applies to ordinary shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
The Representative may release any of the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part subject to the below considerations. When determining whether or not to release ordinary shares from lock-up agreements, the Representative will consider, among other factors, the shareholders’ reasons for requesting the release, the number of ordinary shares for which the release is being requested and market conditions at the time. However, the Representative has informed us that, as of the date of this prospectus supplement, there are no agreements between them and any party that would allow such party to transfer any ordinary shares, nor do they have any intention at this time of releasing any of the ordinary shares subject to the lock-up agreements, prior to the expiration of the lock-up period.
Listing
The ordinary shares are listed on the Nasdaq Global Market and Euronext Brussels under the symbol “NYXH.”
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of our ordinary shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the underwriters may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of our ordinary shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional ordinary shares described above. The underwriters may close out any covered short position by either exercising their option or purchasing ordinary shares in the open market. In determining the source of our ordinary shares to close out the covered short position, the underwriters will consider, among other things, the price of our ordinary shares available for purchase in the open market as compared to the price at which they may purchase our ordinary shares through the option. “Naked” short sales are sales in excess of the over- allotment option. The underwriters must close out any naked short position by purchasing our ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of our ordinary shares made by the underwriters in the open market prior to the completion of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased ordinary shares sold by or for the account of such underwriter in stabilizing or short covering transaction.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, Euronext Brussels, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectus supplements by electronic means, such as e-mail. In addition, the underwriters may facilitate

Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of our ordinary shares for sale to their online brokerage customers. An electronic prospectus supplement may be available on the websites maintained by the underwriters. Other than the prospectus supplement set forth in electronic format, the information on the underwriters’ websites is not part of this prospectus supplement.
Other Relationships
In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each member state of the EEA, each, a Relevant State, no ordinary shares which are the subject of the offering contemplated by this prospectus supplement have been offered or will be offered pursuant to such offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares which are the subject of the offering contemplated herein which has been approved by the competent authority in such Relevant State or, where appropriate, approved by the competent authority of another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the EU Prospectus Regulation, except that such ordinary shares may be offered to the public in that Relevant State at any time under the following exemptions under the EU Prospectus Regulation, as implemented in that Relevant State:
(a)
to any qualified investor as defined under Article 2(e) of the EU Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2(e) of the EU Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospect Regulation, to supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation or to file an Annex IX document with the competent authority of that Relevant State and make such document available to the public pursuant to Article 1(4) of the EU Prospectus Regulation.

Any person making or intending to make any offer of ordinary shares within the EEA should only do so in circumstances in which no obligation arises for the Company or any of the underwriters to produce or supplement a prospectus for such offer or to file an Annex IX document with the relevant competent authority and make such document available to the public. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of ordinary shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of ordinary shares contemplated in this prospectus supplement.
For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to the ordinary shares in any Relevant State means a communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, as the same may be varied in that Relevant State by any measure implementing the Prospectus Regulation in that Relevant State; and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Each person in a Relevant State who receives any communication in respect of, or who acquires any ordinary shares under, the offer of ordinary shares contemplated herein will be deemed to have represented, warranted and agreed to and with us and each underwriter that:
(a)
it is a “qualified investor” within the meaning of Article 2(e) of the EU Prospectus Regulation or the law in that Relevant State implementing such provision (unless otherwise expressly disclosed to us and/or the relevant underwriter in writing); and

(b)
in the case of any ordinary shares acquired by it as a financial intermediary, as that term is used in Article 5(1) of the EU Prospectus Regulation, (i) the ordinary shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than “qualified investors” (within the meaning of the law in that Relevant State implementing Article 2(e) of the EU Prospectus Regulation or the law in that Relevant State implementing such provision), or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (ii) where ordinary shares have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those ordinary shares to it is not treated under the EU Prospectus Regulation as having been made to such persons.

The above selling restriction is in addition to any other selling restrictions set out below.
United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The ordinary shares have not been and will not be offered or sold in Hong Kong by means of any document other than to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (C(WUMP)O) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the ordinary shares has been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Future Ordinance and any rules made thereunder.
Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase ordinary shares under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our ordinary shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered ordinary shares, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued ordinary shares; (iv) that the ordinary shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Singapore
Singapore Food Agency, or SFA, Product Classification — In connection with Section 309B of the SFA and the Capital Markets Products, or CMP, Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore, or MAS, Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products). Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or

(c)
securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 201.

Switzerland
The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in

Switzerland. Neither this document nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering or the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of the ordinary shares.
United Arab Emirates
The ordinary shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of the ordinary shares. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, or SEC, Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Accordingly, if you receive this prospectus supplement in Australia, you confirm and warrant that you are either:
•
“sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•
a person associated with us under section 708(12) of the Corporations Act; or

•
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.
You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances and, if necessary, seek expert advice on those matters.

LEGAL MATTERS
The validity of our ordinary shares and certain matters governed by Belgian law will be passed on for us by NautaDutilh BV/SRL. Certain matters of U.S. federal law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. The underwriters are being represented in connection with this offering by Cleary Gottlieb Steen & Hamilton LLP.
EXPERTS
The consolidated financial statements of Nyxoah SA appearing in Nyxoah’s Annual Report on Form 20-F for the year ended December 31, 2025, have been audited by EY Réviseurs d’Entreprises/EY Bedrijfsrevisoren SRL/BV, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The business address of EY Réviseurs d’Entreprises /EY Bedrijfsrevisoren SRL/BV is Kouterveldstraat 7B (box 1), 1831 Machelen, Belgium.
ENFORCEMENT OF JUDGMENTS
We are a corporation organized under the laws of Belgium. The majority of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, it may be difficult for investors to:
•
obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal or state securities laws;

•
to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•
to bring an original action in a Belgian court to enforce liabilities based upon the U.S. federal or state securities laws against us or our non-U.S. resident officers or directors; and

•
to enforce against us or our directors in non-U.S. courts, including Belgian courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal or state securities laws.

In addition, The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the recognition and enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law, as amended from time to time. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following.
•
The effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order.

•
The judgment did not violate the rights of the defendant.

•
The judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law.

•
The judgment is not subject to further recourse under U.S. law.

•
The judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be recognized in Belgium.

•
The claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same subject and is still pending.

•
The Belgian courts did not have exclusive jurisdiction to rule on the matter.

•
The U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of goods not direct linked to the dispute in the United States.

•
The judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties.

•
The judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court.

•
If the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the Regulation (EU) 2015/848 of May 20, 2015 on insolvency proceedings or, if not, that (a) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (b) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment.

•
The judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued; in case of a default judgment, it can be shown that under locally applicable laws the invitation to appear in court was properly served on the defendant; a document can be produced showing that the judgment is, under the rules of the state where it was issued, enforceable and was properly served on the defendant.

In addition, with regard to the enforcement through legal proceedings in Belgium of any claim (including the exequatur of foreign court decisions in Belgium), a registration tax at the rate of 3% (to be calculated on the total amount that a debtor is ordered to pay) is due, if the sum of money which the debtor is ordered to pay by a Belgian court judgment, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The debtor is liable for the payment of the registration tax. A stamp duty is payable for each original copy of an enforcement judgment rendered by a Belgian court, with a maximum of €1,450.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file Annual Reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus supplement forms a part. Statements in this prospectus supplement or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.nyxoah.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus supplement. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:
•
our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 26, 2026;

•
our Reports on Form 6-K furnished to the SEC on May 12, 2026 and June 4, 2026; and

•
the description of ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on June 28, 2021, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Nyxoah SA
Rue Edouard Belin 12
B-1435 Mont-Saint-Guibert Belgium
You may also access these documents on our website, www.nyxoah.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS
$200,000,000
Ordinary Shares
Debt Securities
Warrants
Rights
Units
This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200.0 million of any combination of the securities described in this prospectus, either individually or in units.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our ordinary shares are listed on The Nasdaq Global Market under the symbol “NYXH.” On March 19, 2025, the last reported sale price of our ordinary shares on The Nasdaq Global Market was $11.33 per ordinary share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risks Related to This Offering.” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 1, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or “SEC”, utilizing a “shelf” registration process. Under this shelf registration process, we may offer ordinary shares, various series of debt securities or warrants, and rights to purchase any of such securities, either individually or in units, in one or more offerings, up to a total aggregate offering price of $200.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
Unless otherwise indicated or the context otherwise requires, in this prospectus, “Nyxoah,” the “Company,” “we,” “us” and “our” refer to Nyxoah SA and its consolidated subsidiaries.

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
About Nyxoah SA
We are a medical technology company focused on the development and commercialization of innovative solutions to treat Obstructive Sleep Apnea, or OSA. Our lead solution is the Genio system, a CE-marked, patient-centric, minimally invasive, next generation hypoglossal neurostimulation, or HGNS, therapy for the treatment of moderate to severe OSA. OSA is the world’s most common sleep disordered breathing condition and is associated with increased mortality risk and comorbidities including cardiovascular diseases, depression and stroke. Our innovative technology platform is a first-of-its-kind HGNS device designed to treat OSA through bilateral stimulation, by maintaining an open airway for a restful night’s sleep. We started generating revenue from the sale of the Genio system in Europe in July 2020, and we are currently conducting our DREAM pivotal trial designed to support marketing authorization in the United States. We are developing a significant body of clinical evidence to further support the strong value proposition of the Genio system and its ability to improve the health and quality of life of OSA patients.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including the Annual Report on Form 20-F of Nyxoah SA for the year ended December 31, 2024, as described under the caption “Incorporation of Documents by Reference” on page 42 of this prospectus.
Our Corporate Information
Nyxoah SA was incorporated on July 15, 2009 as a company with limited liability (naamloze vennootschap/société anonyme) incorporated and operating under the laws of Belgium. We are registered with the legal entities register (Brabant Wallon) under enterprise number 0817.149.675. We were publicly listed on Euronext Brussels in September 2020 and we were publicly listed on The Nasdaq Global Market in July 2021. Our ordinary shares are traded under the symbol “NYXH.”
Our principal executive offices are located at Rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium. Our telephone number at this address is +32 10 22 23 55.
We maintain a website at www.nyxoah.com to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
We use our registered trademark, Nyxoah® and our trademark, Genio, in this prospectus. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Offerings Under This Prospectus
Under this prospectus, we may offer ordinary shares, various series of debt securities or warrants or rights to purchase any of such securities, either individually or in units, up to a total aggregate offering price of $200.0 million from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•
designation or classification;

•
aggregate principal amount or aggregate offering price;

•
maturity, if applicable;

•
rates and times of payment of interest or dividends, if any;

•
redemption, conversion or sinking fund terms, if any;

•
voting or other rights, if any; and

•
conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities.
If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
•
the names of those agents or underwriters;

•
applicable fees, discounts and commissions to be paid to them;

•
details regarding over-allotment options, if any; and

•
the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, titled “Business,” “Risk Factors” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:
•
timing, progress, completion and results of clinical trials and our research and development programs;

•
the timing or likelihood of regulatory filings and approvals;

•
our reliance on the success of our Genio system;

•
our ability to achieve and maintain adequate levels of coverage or reimbursement for procedures performed with our products and any future products we may seek to commercialize;

•
the commercialization of our products;

•
estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•
the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology;

•
our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•
cost associated with defending intellectual property infringement, product liability and other claims;

•
regulatory development in the U.S., Europe and other jurisdictions;

•
the rate and degree of market acceptance of our products;

•
our expectations about market trends;

•
developments relating to our competitors and our industry, including competing products;

•
our ability to accurately forecast customer demand and manage our inventory;

•
our ability to effectively manage our anticipated growth;

•
our ability to attract and retain qualified employees and key personnel;

•
statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

•
the future trading price of the ordinary shares and impact of securities analysts’ reports on these prices;

•
the impact on our business, financial condition and results of operations from regional conflicts, geopolitical events and any pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide;

•
our plans to remediate our material weaknesses; and

•
other risks and uncertainties, including those listed under the caption “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section titled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 20-F, as revised or supplemented by our subsequent periodic reports filed under the Exchange Act, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

OFFER STATISTICS AND EXPECTED TIMETABLE
Under this shelf registration process, we may, from time to time, offer ordinary shares, various series of debt securities or warrants, and rights to purchase any of such securities, either individually or in units, in one or more offerings, up to a total aggregate offering price of $200.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

CAPITALIZATION AND INDEBTEDNESS
Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

REASONS FOR THE OFFER AND USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus (i) to advance the commercialization of the Genio system in our initial target markets outside the United States and for pre-commercialization and commercialization activities in the United States; (ii) to continue gathering clinical data and to support physician-initiated clinical research projects related to obstructive sleep apnea, or OSA, patient treatments; (iii) to further finance research and development activities related to the next generation of the Genio system, re-designing our products for manufacturability and cost reduction initiatives, and to continue to build a pipeline of new technologies and explore potential collaboration opportunities in the field of monitoring and diagnostics for OSA; and (iv) for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

PLAN OF DISTRIBUTION
We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:
•
a fixed price or prices, which may be changed from time to time;

•
market prices prevailing at the time of sale;

•
prices related to the prevailing market prices; or

•
negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.
If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.
Ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Global Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ordinary shares, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL
The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in Belgium and the United States. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our articles of association, which is included as an exhibit to the registration statement of which this prospectus is part.
General
We were incorporated on July 15, 2009 as a company with limited liability (naamloze vennootschap/société anonyme) incorporated and operating under the laws of Belgium. We are registered with the legal entities register (Brabant Wallon) under enterprise number 0817.149.675. We were publicly listed on Euronext Brussels in September 2020 and we were publicly listed on The Nasdaq Global Market in July 2021.
We have four wholly owned subsidiaries: Nyxoah Ltd, an Israeli limited company incorporated in January 2008 under the name M.L.G. Madaf G. Ltd and our subsidiary since October 2009, Nyxoah Pty Ltd, an Australian limited company incorporated in 2017, Nyxoah, Inc., a Delaware corporation incorporated in May 2020 and Nyxoah GmbH, a German limited liability company incorporated in May 2023 under the name Blitz F23-668 GmbH and our subsidiary since July 2023. Our headquarters and principal executive offices are located at Rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium, and our telephone number is +32 10 22 23 55. Our website address is www.nyxoah.com. Our website and the information contained on or accessible through our website are not part of this registration statement. Our authorized representative in the United States is Nyxoah, Inc. Our agent for service of process in the United States is Corporation Service Company, 1090 Vermont Avenue N.W., Washington D.C. 20005.
Ordinary Shares
As of December 31, 2024, we had issued and outstanding 37,427,265 ordinary shares and as of March 19, 2025, we had issued and outstanding 37,427,265 ordinary shares. Each issued ordinary share is fully paid and has a par value of €0.1718 per ordinary share.
Holders of ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and do not have cumulative voting rights.
Any distribution made as result of winding-up, dissolution or liquidation of our company and any dividend declared will be distributed in proportion to the number of fully paid ordinary shares held.
History of Issued Share Capital
On February 10, 2022, we issued 25,000 ordinary shares pursuant to the exercise of warrants for an aggregate consideration of approximately €129,266.
On June 8, 2022, we issued 38,920 ordinary shares to our non-executive directors as part of their remuneration package for an aggregate consideration of approximately €6,686.
On September 30, 2022, we issued 10,000 ordinary shares pursuant to the exercise of warrants for an aggregate consideration of approximately €119,400.
On March 29, 2023, we issued 393,162 ordinary shares pursuant to an at-the-market program for aggregate consideration of approximately $2.8 million (approximately €2.5 million at the then-current exchange rates).
On March 30, 2023, we issued 2,047,544 ordinary shares pursuant to a private placement financing to historical Nyxoah shareholders, for an aggregate consideration of approximately €13.35 million (approximately $15.0 million at then-current exchange rates).
On April 17, 2023, we issued 375,000 ordinary shares pursuant to an at-the-market program for aggregate consideration of $3.0 million.

On July 14, 2023, we issued 2,000 ordinary shares pursuant to the exercise of warrants for an aggregate consideration of approximately €10,840 (including share premium).
On August 29, 2023, we issued 10,000 ordinary shares pursuant to the exercise of warrants for an aggregate consideration of approximately €51,706 (including share premium).
On March 6, 2024, we issued 8,650 ordinary shares pursuant to the exercise of warrants, for an aggregate consideration of €62,531 (including share premium).
On April 17, 2024, we issued 3,000 ordinary shares pursuant to the exercise of warrants, for an aggregate consideration of €16,260 (including share premium).
On May 28, 2024, we issued 5,374,755 ordinary shares in an underwritten public offering for an aggregate consideration of approximately $49.7 million (approximately €45.9 million at the then current exchange rates), before deducting underwriting discounts and commissions and estimated offering expenses.
On June 3, 2024, we issued 300,000 additional ordinary shares pursuant to the partial exercise of the greenshoe option in the underwritten public offering previously disclosed, for an aggregate consideration of approximately $2.8 million (approximately €2.6 million at the then current exchange rates), before deducting underwriting discounts and commissions and estimated offering expenses.
On June 24, 2024, we issued 12,625 ordinary shares pursuant to the exercise of warrants for an aggregate consideration of approximately €68,427 (including share premium).
On September 3, 2024, we issued 13,750 ordinary shares pursuant to the exercise of warrants for an aggregate consideration of €74,525 (including share premium).
On September 25, 2024, we issued 2,250 ordinary shares pursuant to the exercise of warrants for an aggregate consideration of €12,195 (including share premium).
On October 9, 2024, we issued 3 million ordinary shares pursuant to an at-the-market program for an aggregate consideration of approximately $27.0 million (approximately €24.6 million at the then current exchange rates).
On November 15, 2024, we issued 38,250 ordinary shares pursuant to the exercise of warrants for an aggregate consideration of €205,065 (including share premium).
Warrant Plans
We have established a number of warrant plans, under which we have granted warrants to our employees, officers, directors, consultants and advisors.
Each of the warrants issued on February 21, 2020, September 8, 2021, December 28, 2022, July 31, 2024 gives the holder thereof the right to subscribe to one of our ordinary shares. As of December 31, 2024, there were still 2,258,319 of such warrants granted and outstanding which entitle the holders thereof to an aggregate of 2,258,319 of our ordinary shares.
The duration of our outstanding warrants granted prior to August 2, 2024 is the shorter of ten years from the date of issuance or five years from the date of grant. The duration of our outstanding warrants granted as from August 2, 2024 is ten years from the date of issuance. With respect to warrants issued on February 21, 2020, one-third of such warrants granted to and accepted by a beneficiary vested upon the date of the grant, after which one third of the warrants granted to and accepted by a beneficiary vested on each of the first and second anniversary of the grant date. With respect to warrants issued on February 21, 2020, such warrants vested and became exercisable ten business days prior to the closing of our initial public offering on Euronext Brussels in September 2020. With respect to warrants issued on September 8, 2021, December 28, 2022 and July 31, 2024, in principle one-fourth of such warrants granted to and accepted by a beneficiary vest upon the date of the grant, after which one fourth of the warrants granted to and accepted by a beneficiary vest on each of the first, second and third anniversary of the grant date. With respect to the warrants granted to directors on June 8, 2022 and on June 14, 2023, such warrants vest in full and become exercisable on the first anniversary of the grant date. With respect to the warrants granted to our Chief Executive Officer on August 2, 2024, such warrants vested in full and became exercisable on the grant date.
The table below sets forth the details of all warrants granted under the warrant plans in force as of December 31, 2024, including the plan under which the warrants were granted, the offer date, exercise price, expiry date, number of warrants exercised, number of warrants voided and number of warrants outstanding. Aside from the warrants set forth in the below table, there were no other stock options, options to purchase securities, or other rights to subscribe for or purchase outstanding securities as of December 31, 2024.
Name of Warrants Plan	Number of Warrants Issued	Number of Warrants lapsed, exercised or no longer available for grant	Number of Warrants Granted and outstanding	Issue date	Expiration date	Exercise Price Warrant (€)	Number and type of Shares issuable per ESOP Warrant	Aggregate number and type of Shares issuable upon exercise of outstanding Warrants
2020 Warrants Plan	550,000	520,000	30,000	02/21/2020	02/21/2030	11.94	1 Ordinary Share	30,000 Ordinary Shares
2021 Warrants Plan	1,400,000	469,125	930,875	09/08/2021	09/08/2031	25.31(1)	1 Ordinary Share	930,875 Ordinary Shares
						17.76(2)
						13.82(3)
						12.95(4)
						9.66(5)
						5.42(6)
						7.19(7)
2022 Warrants Plan	700,000	56,125	643,875	12/28/2022	12/28/2032	7.19(8)	1 Ordinary Share	643,875 Ordinary Shares
						5.92(9)
						5.24(10)
						9.04(11)
						7.88(12)
2024 Warrants Plan	1,000,000	0	653,569	07/31/2024	07/31/2034	7.88(13)	1 Ordinary Share	653,569 Ordinary Shares
						7.20(14)
						8.04(15)
						7.69(16)
							Total	2,258,319 Ordinary Shares

(1)
For 22,560 2021 Warrants granted and accepted in 2021 and 2022.

(2)
For 86,375 2021 Warrants granted and accepted in 2022.

(3)
For 8,875 2021 Warrants granted and accepted in 2022.

(4)
For 150,000 2021 Warrants granted and accepted in 2022.

(5)
For 6,250 2021 Warrants granted and accepted in 2022.

(6)
For 495,417 2021 Warrants granted and accepted in 2021, 2022 and 2023.

(7)
For 161,398 2021 Warrants granted and accepted in 2023.

(8)
For 13,602 2022 Warrants granted and accepted in 2023.

(9)
For 42,254 2022 Warrants granted and accepted in 2023.

(10)
For 244,125 2022 Warrants granted and accepted in 2024.

(11)
For 85,000 2022 Warrants granted and accepted in 2024.

(12)
For 258,894 2022 Warrants granted and accepted in 2024.

(13)
For 221,606 2024 Warrants granted and accepted in 2024.

(14)
For 105,000 2024 Warrants granted and accepted in 2024.

(15)
For 26,963 2024 Warrants granted and accepted in 2024.

(16)
For 300,000 2024 Warrants granted and accepted in 2024.

Key Provisions in our Articles of Association and Other Share Information
Corporate Profile
Our legal and commercial name is Nyxoah SA. We are a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law. We are registered with the Register of Legal Entities (RPM Brabant Wallon) under the enterprise number 0817.149.675. Our principal executive and registered offices are located at rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium and our telephone number is +32 10 22 23 55. Our agent for service of process in the United States is Corporation Service Company.
We were incorporated in Belgium on July 15, 2009 for an unlimited duration. Our fiscal year ends December 31.
Share Capital
Share Capital and Shares
Our share capital is represented by ordinary shares without nominal value. Our share capital is fully paid- up. Our ordinary shares are not separated into classes. The number of ordinary shares issued is expressed in units. As of December 31, 2024, our share capital amounts to €6,429,682.56 million, represented by 37,427,265 fully authorized and subscribed and paid-up ordinary shares without nominal value. This number does not include outstanding warrants issued by us and granted to certain of our directors, employees and non-employees nor any other capital increases after December 31, 2024. Neither we nor any of our subsidiaries holds any of our own ordinary shares.
Other Outstanding Securities
In addition to the ordinary shares already outstanding, we have granted warrants, which upon exercise will lead to an increase in the number of our outstanding ordinary shares. A total of 2,258,319 warrants (where each warrant entitles the holder to subscribe to one new ordinary share in respect of the 2020 Warrants Plan, 2021 Warrants Plan, 2022 Warrants Plan and 2024 Warrants Plan) were outstanding and granted as of December 31, 2024. For further information, see “— Warrant Plans” above.
Form and Transferability of Our Shares
All of our ordinary shares belong to the same class of securities and are in registered form or in dematerialized form. All of our outstanding ordinary shares are fully paid-up and freely transferable, subject to any contractual restrictions.
Belgian company law and our articles of association entitle shareholders to request, in writing and at their expense, the conversion of their dematerialized ordinary shares into registered ordinary shares and vice versa. Any costs incurred as a result of the conversion of ordinary shares into another form will be borne by the shareholder. For shareholders who opt for registered ordinary shares, the ordinary shares will be recorded in our shareholder register.
Currency
Our share capital, which is represented by our outstanding ordinary shares, is denominated in euros.

Changes to Our Share Capital
In principle, changes to our share capital are decided by our shareholders. Our shareholders may at any time at a meeting of shareholders decide to increase or decrease our share capital. Any such resolution of shareholders must satisfy the quorum and majority requirements that apply to an amendment of the articles of association, as described below in “— Description of the Rights and Benefits Attached to Our Shares — Right to Attend and Vote at Our Meeting of Shareholders — Quorum and Majority Requirements”. No shareholder is liable to make any further contribution to our share capital other than with respect to ordinary shares held by such shareholder that would not be fully paid-up.
Share Capital Increases by Our Board of Directors
Subject to the quorum and majority requirements described below in “— Description of the Rights and Benefits Attached to Our Shares — Right to Attend and Vote at Our Meeting of Shareholders — Quorum and Majority Requirements”, our meeting of shareholders may authorize our board of directors, within certain limits, to increase our share capital without any further approval of our shareholders. A capital increase that is authorized in this manner is referred to as authorized capital. This authorization can only be granted for a renewable period of a maximum of five years as from the date of the publication of the authorization in the Annexes to the Belgian Official Gazette (Belgisch Staatsblad/Moniteur Belge) and may not exceed the amount of the registered share capital at the time of the authorization. On June 12, 2024, our meeting of shareholders granted this authorization in respect of the authorized capital.
Without prejudice to more restrictive rules set forth by law, our board of directors was authorized to increase the registered capital of our company in one or more transactions with a maximum amount that cannot exceed €3,436,000.00 (excluding issuance premiums, if any).
Normally, the authorization of the board of directors to increase our share capital through contributions in kind or in cash with cancellation or limitation of the preferential right of the existing shareholders is suspended if we are notified by the Belgian Financial Services and Markets Authority, or the FSMA, of a public takeover bid on the financial instruments of our company. The shareholders’ meeting can, however, authorize the board of directors to increase the share capital by issuing further ordinary shares.
Preferential Subscription Rights
In the event of a capital increase for cash with the issue of new ordinary shares, or in the event we issue convertible bonds or subscription rights, the existing shareholders have a preferential right to subscribe, pro rata, to the new ordinary shares, convertible bonds or subscription rights. These preferential subscription rights are transferable during the subscription period.
Our shareholders may, at a meeting of shareholders, decide to limit or cancel these preferential subscription rights, subject to special reporting requirements. Such decision by the shareholders needs to satisfy the same quorum and majority requirements as the decision to increase our share capital.
The shareholders may also decide to authorize our board of directors to limit or cancel the preferential subscription right within the framework of the authorized capital, subject to the terms and conditions set forth in the Belgian CCA.
Generally, unless expressly authorized in advance by the general shareholders’ meeting, the authorization of our board of directors to increase our share capital through contributions in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to us by the FSMA of a public takeover bid on our financial instruments. The general shareholders’ meeting can, however, under certain conditions, expressly authorize the Board of Directors to increase the capital of the Company in such case by issuing shares in an amount of not more than 10% of the existing Shares at the time of such a public takeover bid. Our general shareholders’ meeting did not grant such express authorization to our board of directors. See also “— Share Capital Increases by Our Board of Directors” above.

Under the Delaware General Corporation Law, or DGCL, shareholders of a Delaware corporation have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation’s certificate of incorporation.
Purchases and Sales of Our Own Shares
We may acquire, pledge and dispose of our own ordinary shares, profit certificates or associated certificates at the conditions provided for by articles 7:215 and following of the Belgian CCA. These conditions include a prior special shareholders’ resolution approved by at least 75% of the votes validly cast at a general shareholders’ meeting (whereby abstentions are not included in the numerator nor in the denominator) where at least 50% of the share capital and at least 50% of the profit certificates, if any, are present or represented. Furthermore, ordinary shares can only be acquired with funds that would otherwise be available for distribution as a dividend to the shareholders and the transaction must pertain to fully paid-up ordinary shares or associated certificates. Finally, an offer to purchase ordinary shares must be made by way of an offer to all shareholders under the same conditions. Ordinary shares can also be acquired by us without offer to all shareholders under the same conditions, provided that the acquisition of the ordinary shares is effected in the central order book of the regulated market of Euronext Brussels or, if the transaction is not effected via the central order book, provided that the price offered for the ordinary shares is lower than or equal to the highest independent bid price in the central order book of the regulated market of Euronext Brussels at that time.
Generally, the general shareholders’ meeting or the articles of association determine the amount of ordinary shares, profit certificates or certificates that can be acquired, the duration of such an authorization which cannot exceed five years as from the publication of the proposed resolution as well as the minimum and maximum price that the board of directors can pay for the ordinary shares.
The prior approval by the shareholders is not required if we purchase the ordinary shares to offer them to our personnel, in which case the ordinary shares must be transferred within a period of 12 months as from their acquisition.
The board of directors may also expressly be authorized to dispose of our own ordinary shares to one or more specific persons other than our employees or our subsidiaries, in accordance with the provisions of the Belgian CCA.
The authorizations referred to above (if any) shall extend to the acquisition and disposal of our ordinary shares by one or more of its direct subsidiaries, within the meaning of the legal provisions relating to the acquisition of ordinary shares in their parent company by subsidiaries.
Our general shareholders’ meeting did not grant such authorization to the board of directors. As of the date of this prospectus, our company does not hold any own ordinary shares.
Under the DGCL, a Delaware corporation may purchase or redeem its own ordinary shares, unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation.
Belgian Legislation
Disclosure of Significant Shareholdings
Pursuant to the Belgian Act of 2 May 2007 on the disclosure of significant shareholdings in issuers whose securities are admitted to trading on a regulated market and containing various provisions, as amended from time to time, a notification to our company and to the FSMA is required by all natural persons and legal entities (i.e. legal person, enterprise without legal personality, or trust), in the following circumstances:
•
an acquisition or disposal of voting securities, voting rights or financial instruments that are treated as voting securities;

•
an acquisition or disposal of voting securities, voting rights or financial instruments that are treated as voting securities;

•
the reaching of a threshold by persons or legal entities acting in concert;

•
the conclusion, modification or termination of an agreement to act in concert;

•
the downward reaching of the lowest threshold;

•
the passive reaching of a threshold;

•
the holding of voting securities in our company upon first admission thereof to trading on a regulated market;

•
where a previous notification concerning the financial instruments treated as equivalent to voting securities is updated;

•
the acquisition or disposal of the control of an entity that holds voting securities in our company; and

•
where our company introduces additional notification thresholds in the articles of association,

in each case where the percentage of voting rights attached to the securities held by such persons reaches, exceeds or falls below the legal threshold, set at 5% of the total voting rights, and 10%, 15%, 20% and so on in increments of 5% or, as the case may be, the additional thresholds provided in the articles of association. Our company has provided for an additional threshold of 3% in the articles of association that will enter into force subject to, and with effect as from, the closing of the Offering.
The notification must be made promptly and at the latest within four trading days following the moment on which the person who is subject to the notification obligation received knowledge or could be deemed to have received knowledge of the acquisition or disposal of the voting rights triggering the reaching of the threshold. Where our company receives a notification of information regarding the reaching of a threshold, it has to publish such information within three trading days following receipt of the notification. The person who has failed to make such notification 20 days before the general shareholders’ meeting may not vote at the general meeting for 25% or more than 25% of the total voting rights at the date of the general shareholders’ meeting.
The forms on which such notifications must be made, as well as further explanations, can be found on the website of the FSMA (www.fsma.be). Violation of the disclosure requirements may result in the suspension of voting rights, a court order to sell the securities to a third party and/or criminal liability. The FSMA may also impose administrative sanctions. Our company is required to publicly disclose any notifications received regarding increases or decreases in a shareholder’s ownership of our company’s securities, and must mention these notifications in the notes to its financial statements. A list as well as a copy of such notifications will be accessible on our company’s website.
In accordance with U.S. federal securities laws, holders of our ordinary shares will be required to comply with disclosure requirements relating to their ownership of our securities. Any person that, after acquiring beneficial ownership of our ordinary shares, is the beneficial owners of more than 5% of our outstanding ordinary shares must file with the SEC a Schedule 13D or Schedule 13G, as applicable, disclosing the information required by such schedules, including the number of our ordinary shares that such person has acquired (whether alone or jointly with one or more other persons). In addition, if any material change occurs in the facts set forth in the report filed on Schedule 13D (including a more than 1% increase or decrease in the percentage of the total ordinary shares beneficially owned), the beneficial owner must promptly file an amendment disclosing such change.
Disclosure of Net Short Positions
Pursuant to the Regulation (EU) No. 236/2012 of the European Parliament and the Council on short selling and certain aspects of credit default swaps, any person that acquires or disposes of a net short position relating to our issued share capital, whether by a transaction in ordinary shares, or by a transaction creating or relating to any financial instrument where the effect or one of the effects of the transaction is to confer a financial advantage on the person entering into that transaction in the event of a decrease in the price of such ordinary shares is required to notify the FSMA if, as a result of which acquisition or disposal his net short position reaches, exceeds or falls below 0.2% of our issued share capital and each 0.1% above that. If the net short position reaches 0.5%, and also at every 0.1% above that, the FSMA will disclose the net short position to the public.
Public Takeover Bids
Public takeover bids for the ordinary shares and other securities giving access to voting rights (such as warrants or convertible bonds, if any) are subject to supervision by the FSMA. Any public takeover bid must be extended to all of our company’s voting securities, as well as all other securities giving access to voting rights. Prior to making a bid, a bidder must publish a prospectus which has been approved by the FSMA prior to publication.
Belgium has implemented the Thirteenth Company Law Directive (European Directive 2004/25/EC of 21 April 2004) by the Belgian Act of 1 April 2007 on public takeover bids, as amended (the “Belgian Takeover Act”) and the Belgian Royal Decree of 27 April 2007 on public takeover bids, as amended (the “Belgian Takeover Decree”). The Belgian Takeover Act provides that a mandatory bid must be launched if a person, as a result of its own acquisition or the acquisition by persons acting in concert with it or by persons acting for their account, directly or indirectly holds more than 30% of the voting securities in a company having its registered office in Belgium and of which at least part of the voting securities are traded on a regulated market or on a multilateral trading facility designated by the Belgian Takeover Decree. The mere fact of exceeding the relevant threshold through the acquisition of ordinary shares will give rise to a mandatory bid, irrespective of whether the price paid in the relevant transaction exceeds the current market price. The duty to launch a mandatory bid does not apply in certain cases set out in the Belgian Takeover Decree such as (i) in case of an acquisition if it can be shown that a third party exercises control over our company or that such party holds a larger stake than the person holding 30% of the voting securities or (ii) in case of a capital increase with preferential subscription rights decided by our company’s general shareholders’ meeting.
There are several provisions of Belgian company law and certain other provisions of Belgian law, such as the obligation to disclose significant shareholdings (see “— Disclosure of Significant Shareholding” above) and merger control, that may apply towards our company and which may create hurdles to an unsolicited tender offer, merger, change in management or other change in control. These provisions could discourage potential takeover attempts that other shareholders may consider to be in their best interest and could adversely affect the market price of the ordinary shares. These provisions may also have the effect of depriving the shareholders of the opportunity to sell their ordinary shares at a premium.
In addition, pursuant to Belgian company law, the board of directors of Belgian companies may in certain circumstances, and subject to prior authorization by the shareholders, deter or frustrate public takeover bids through dilutive issuances of equity securities (pursuant to the “authorized capital”) or through share buy-backs (i.e. purchase of own ordinary shares). In principle, the authorization of the board of directors to increase the share capital of our company through contributions in kind or in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to our company by the FSMA of a public takeover bid on the securities of our company. The general shareholders’ meeting can, however, under certain conditions, expressly authorize the board of directors to increase the capital of our company in such case by issuing ordinary shares in an amount of not more than 10% of the existing ordinary shares at the time of such a public takeover bid.
The articles of association do not provide for specific protective mechanisms against public takeover bids.
Squeeze-Out
Pursuant to article 7:82 of the Belgian CCA or the regulations promulgated thereunder, a person or legal entity, or different persons or legal entities acting alone or in concert, who own, together with our company, at least 95% of the securities with voting rights in a listed company are entitled to acquire the totality of the securities with voting rights in that company following a squeeze-out offer.

The securities that are not voluntarily tendered in response to such an offer are deemed to be automatically transferred to the bidder at the end of the procedure. At the end of the squeeze-out procedure, our company is no longer deemed a listed company. The consideration for the securities must be in cash and must represent the fair value (verified by an independent expert) as to safeguard the interests of the transferring shareholders.
A squeeze-out offer is also possible upon completion of a public takeover bid, provided that the bidder holds at least 95% of the voting capital and 95% of the voting securities of the public company. In such a case, the bidder may require that all remaining shareholders sell their securities to the bidder at the offering price of the takeover bid, provided that, in case of a voluntary takeover offer, the bidder has also acquired 90% of the voting capital to which the offer relates. The ordinary shares that are not voluntarily tendered in response to any such offer are deemed to be automatically transferred to the bidder at the end of the procedure.
The DGCL provides for shareholders appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the shareholder’s ordinary shares, in connection with certain mergers and consolidations.
Limitations on the Right to Own Securities
Neither Belgian law nor our articles of association impose any general limitation on the right of non- residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.
Exchange Controls and Limitations Affecting Shareholders
There are no Belgian exchange control regulations that impose limitations on our ability to make, or the amount of, cash payments to residents of the United States.
We are in principle under an obligation to report to the National Bank of Belgium certain cross-border payments, transfers of funds, investments and other transactions in accordance with applicable balance-of- payments statistical reporting obligations. Where a cross-border transaction is carried out by a Belgian credit institution on our behalf, the credit institution will in certain circumstances be responsible for the reporting obligations.
Securities Exercisable for Ordinary Shares
See the section of this prospectus titled “Description of Warrants” for a description of securities granted by our board of directors to our directors, members of the executive management team, employees and other service providers.
Ordinary Shares
The following description is a summary of certain information relating to the rights and benefits attached to our ordinary shares, certain provisions of our articles of association and the Belgian Companies Code. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date hereof, together with our articles of association, a copy of which has been filed as an exhibit to our most recent Annual Report on Form 20-F.
Right to Attend and Vote at Our Meetings of Shareholders
Annual Meeting of Shareholders
Our annual general shareholders’ meeting is held at the registered office of our company or at the place determined in the notice convening the general shareholders’ meeting. The meeting is held every year on the second Wednesday of the month of June, at 2:00 p.m. CET. If this day is a public holiday, even if it is only a public holiday in one of the communities of Belgium, the meeting will be held on the next business day. At our annual general shareholders’ meeting, the board of directors submits to the shareholders the audited non-consolidated and consolidated annual financial statements and the reports of the board of directors and of the statutory auditor with respect thereto.
The general shareholders’ meeting then decides on the approval of the statutory annual financial statements, the proposed allocation of our company’s profit or loss, the release from liability of the directors and the statutory auditor, the advisory vote on the remuneration report included in the annual report of the board of directors and, when applicable, the (re-)appointment or dismissal of the statutory auditor and/or of all or certain directors. In addition, as relevant, the general shareholders’ meeting must also decide on the approval of the remuneration of the directors and statutory auditor for the exercise of their mandate, and on the approval of provisions of service agreements to be entered into with executive directors, members of the executive management and other executives providing (as the case may be) for severance payments exceeding twelve months’ remuneration (or, subject to a motivated opinion by the remuneration committee, eighteen months’ remuneration).
Special and Extraordinary Meetings of Shareholders
Our board of directors or the statutory auditor (or the liquidators, if appropriate) may, whenever the interest of our company so requires, convene a special or extraordinary general shareholders’ meeting. Pursuant to article 7:126 of the Belgian CCA, such general shareholders’ meeting must also be convened every time one or more shareholders holding, alone or together, at least 10% of our company’s share capital so request. Shareholders that do not hold at least 10% of our company’s share capital do not have the right to have the general shareholders’ meeting convened.
Under the DGCL, special meetings of the shareholders of a Delaware corporation may be called by such person or persons as may be authorized by the certificate of incorporation or by the bylaws of the corporation, or if not so designated, as determined by the board of directors. Shareholders generally do not have the right to call meetings of shareholders, unless that right is granted in the certificate of incorporation or the bylaws.
Notices Convening Meetings of Shareholders and Agenda
The notice convening the general shareholders’ meeting must state the place, date and hour of the meeting and must include an agenda indicating the items to be discussed. The notice needs to contain a description of the formalities that shareholders must fulfil in order to be admitted to the general shareholders’ meeting and exercise their voting right, information on the manner in which shareholders can put additional items on the agenda and table draft resolutions, information on the manner in which shareholders can ask questions during the general shareholders’ meeting, information on the procedure to participate to the general shareholders’ meeting by means of a proxy or to vote by means of a remote vote, and, as applicable, the registration date for the general shareholders’ meeting. The notice must also mention where shareholders can obtain a copy of the documentation that will be submitted to the general shareholders’ meeting, the agenda with the proposed resolutions or, if no resolutions are proposed, a commentary by the board of directors, updates of the agenda if shareholders have put additional items or draft resolutions on the agenda, the forms to vote by proxy or by means of a remote vote, and the address of the webpage on which the documentation and information relating to the general shareholders’ meeting will be made available. This documentation and information, together with the notice and the total number of outstanding voting rights, must also be made available on our company’s website at the same time as the publication of the notice convening the meeting, for a period of five years after the relevant general shareholders’ meeting.
The notice convening the general shareholders’ meeting has to be published at least 30 calendar days prior to the general shareholders’ meeting in the Belgian Official Gazette (Belgisch Staatsblad/Moniteur Belge), in a newspaper that is published nation-wide in Belgium and in media that can be reasonably relied upon for the dissemination of information within the EEA in a manner ensuring fast access to such information on a non-discriminatory basis. A publication in a nationwide newspaper is not needed for annual general shareholders’ meetings taking place on the date, hour and place indicated in the articles of association of our company if the agenda is limited to the treatment of the financial statements, the annual report of the board of directors, the remuneration report and the report of the statutory auditor, the discharge from liability of the directors and statutory auditor, and the remuneration of directors. See also “—

Annual Meeting of Shareholders” above. In addition to this publication, the notice has to be distributed at least 30 calendar days prior to the meeting via the website of our company (www.nyxoah.com). The term of 30 calendar days prior to the general shareholders’ meeting for the publication and distribution of the convening notice can be reduced to 17 calendar days for a second meeting if, as the case may be, the applicable quorum for the meeting is not reached at the first meeting, the date of the second meeting was mentioned in the notice for the first meeting and no new item is put on the agenda of the second meeting. See also further below under “— Quorum and Majority Requirements”.
At the same time as its publication, the convening notice must also be sent to the holders of registered ordinary shares, holders of registered bonds, holders of registered warrants, holders of registered certificates issued with the co-operation of our company (if any), and, as the case may be, to the directors and statutory auditor of our company.
Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the shareholders of a Delaware corporation must be given to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting and shall specify the place, date, hour and, in the case of a special meeting, the purpose of the meeting.
Admission to Meetings
All holders of ordinary shares, warrants, profit-sharing certificates, non-voting ordinary shares, bonds, subscription rights or other securities issued by our company, as the case may be, and all holders of certificates issued with the co-operation of our company (if any) can attend the general shareholders’ meetings insofar as the law or the articles of association entitles them to do so and, as the case may be, gives them the right to participate in voting.
In order to be able to attend a general shareholders’ meeting, a holder of securities issued by our company must satisfy two criteria: being registered as holder of securities on the registration date for the meeting, and notify our company:
•
Firstly, the right to attend general shareholders’ meetings applies only to persons who are registered as owning securities on the fourteenth calendar day prior to the general shareholders’ meeting at midnight (CET) via registration, in the applicable register book for the securities concerned (for registered securities) or in the accounts of a certified account holder or relevant settlement institution for the securities concerned (for dematerialized securities or securities in book-entry form).

•
Secondly, in order to be admitted to the general shareholders’ meeting, securities holders must notify our company at the latest on the sixth calendar day prior to the general shareholders’ meeting whether they intend to attend the meeting and indicate the number of ordinary shares in respect of which they intend to do so. For the holders of dematerialized securities or securities in book-entry form, the notice should include a certificate confirming the number of securities that have been registered in their name on the record date. The certificate can be obtained by the holder of the dematerialized securities or securities in book-entry form with the certified account holder or the applicable settlement institution for the securities concerned.

The formalities for the registration of securities holders, and the notification of our company must be further described in the notice convening the general shareholders’ meeting.
Each shareholder has the right to attend a general shareholders’ meeting and to vote at the general shareholders’ meeting in person or through a proxy holder, who need not be a shareholder. A shareholder may designate, for a given meeting, only one person as proxy holder, except in circumstances where Belgian law allows the designation of multiple proxy holders. The appointment of a proxy holder may take place in paper form or electronically (in which case the form shall be signed by means of an electronic signature in accordance with applicable Belgian law), through a form which shall be made available by our company. The signed original paper or electronic form must be received by our company at the latest on the sixth calendar day preceding the meeting. The appointment of a proxy holder must be made in accordance with the applicable rules of Belgian law, including in relation to conflicts of interest and the keeping of a register.
The notice convening the meeting may allow shareholders to vote remotely in relation to the general shareholders’ meeting, by sending a paper form or, if specifically allowed in the notice convening the meeting, by sending a form electronically (in which case the form shall be signed by means of an electronic signature in accordance with applicable Belgian law). These forms shall be made available by our company. The original signed paper form must be received by our company at the latest on the sixth calendar day preceding the date of the meeting. Voting through the signed electronic form may occur until the last calendar day before the meeting.
Our company may also organize a remote vote in relation to the general shareholders’ meeting through other electronic communication methods, such as, among others, through one or several websites. Our company shall specify the practical terms of any such remote vote in the convening notice.
Holders of securities who wish to be represented by proxy or vote remotely must, in any case comply with the formalities to attend the meeting. Holders of ordinary shares without voting rights, profit-sharing certificates without voting rights, convertible bonds, warrants or certificates issued with the cooperation of our company may attend the general shareholders’ meeting, but only with an advisory vote.
Votes
Each shareholder is entitled to one vote per share. Voting rights can be mainly suspended in relation to ordinary shares:
•
which are not fully paid up, notwithstanding the request thereto of the board of directors;

•
to which more than one person is entitled, except in the event a single representative is appointed for the exercise of the voting right;

•
which entitle their holder to voting rights above the threshold of 3%, 5%, 10%, 15%, 20% and any further multiple of 5% of the total number of voting rights attached to the outstanding financial instruments of our company on the date of the relevant general shareholders’ meeting, in the event that the relevant shareholder has not notified us and the FSMA at least 20 calendar days prior to the date of the general shareholders’ meeting in accordance with the applicable rules on disclosure of major shareholdings; and

•
of which the voting right was suspended by a competent court or the FSMA.

Quorum and Majority Requirements
In general, there is no attendance quorum requirement for a general shareholders’ meeting and decisions are generally passed with a simple majority of the votes of the ordinary shares present or represented. However, capital increases (other than those decided by the board of directors pursuant to the authorized capital), decisions with respect to our company’s dissolution, mergers, demergers and certain other reorganizations of our company, amendments to the articles of association (other than an amendment of the corporate purpose), and certain other matters referred to in the Belgian CCA do not only require the presence or representation of at least 50% of the share capital of our company but also a majority of at least 75% of the votes cast (whereby abstentions are not included in the numerator nor in the denominator). An amendment of our company’s corporate purpose requires the approval of at least 80% of the votes cast at a general shareholders’ meeting (whereby abstentions are not included in the numerator nor in the denominator), which can only validly pass such resolution if at least 50% of the share capital of our company and at least 50% of the profit certificates, if any, are present or represented. In the event where the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second general shareholders’ meeting may validly deliberate and decide regardless of the number of ordinary shares present or represented. The special majority requirements, however, remain applicable.
Under the DGCL, the certificate of incorporation or bylaws of a Delaware corporation may specify the number of ordinary shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of ordinary shares entitled to vote at a meeting. In the absence of such specifications, a majority of ordinary shares entitled to vote shall constitute a quorum.

Right to Ask Questions at our Meetings of Shareholders
Within the limits of article 7:139 of the Belgian CCA, holders of securities have a right to ask questions to the directors in connection with the report of the board of directors or the items on the agenda of such general shareholders’ meeting. Holders of securities can also ask questions to the statutory auditor in connection with its report. Such questions can be submitted in writing prior to the meeting or can be asked at the meeting. The statutory auditor will immediately communicate any written questions to the board of directors. Written questions must be received by our company no later than the sixth calendar day prior to the meeting. Written and oral questions will be answered during the meeting concerned in accordance with applicable law. In addition, in order for written questions to be considered, the shareholders who submitted the written questions concerned must comply with the formalities to attend the meeting.
Dividends
All ordinary shares participate in the same manner in our profits, if any. Pursuant to the Belgian CCA, the shareholders can in principle decide on the distribution of profits with a simple majority vote at the occasion of the annual general shareholders’ meeting, based on the most recent statutory audited financial statements, prepared in accordance with Belgian GAAP and based on a (non-binding) proposal of our company’s board of directors. The shareholders shall lose their right to receive the dividends five years after the payment date of these dividends pursuant to Article 2277 of the Belgian Civil Code. From that date onwards, our company shall no longer be required to pay such dividends.
The articles of association also authorize the board of directors to declare interim dividends without shareholder approval. The right to pay such interim dividends is, however, subject to certain legal restrictions.
Our ability to distribute dividends is subject to availability of sufficient distributable profits as defined under Belgian law on the basis of our stand-alone statutory accounts prepared in accordance with Belgian GAAP. In particular, dividends can only be distributed if following the declaration and issuance of the dividends the amount of our net assets on the date of the closing of the last financial year as follows from the statutory non-consolidated financial statements (i.e., summarized, the amount of the assets as shown in the balance sheet, decreased with provisions and liabilities, all in accordance with Belgian accounting rules), and, save in exceptional cases, to be mentioned and justified in the notes to the annual accounts, decreased with the non-amortized costs of incorporation and extension and the non- amortized costs for research and development, does not fall below the amount of the paid-up capital (or, if higher, the issued capital), increased with the amount of non-distributable reserves (which include, as the case may be, the unamortized part of any revaluation surpluses).
In addition, pursuant to Belgian law and our Articles of Association, we must allocate an amount of 5% of our Belgian GAAP annual net profit to a legal reserve in its stand-alone statutory accounts, until the legal reserve amounts to 10% of our share capital. Our legal reserve currently does not meet this requirement nor will it meet the requirement at the time of the closing. Accordingly, 5% of our Belgian GAAP annual net profit during future years will need to be allocated to the legal reserve, further limiting our ability to pay out dividends to its shareholders. Furthermore, additional financial restrictions and other limitations may be contained in future credit agreements.
The right to payment of dividends expires five years after the board of directors declared the dividend payable.
Under the DGCL, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for either or both of the fiscal year in which the dividend is declared and the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Dividends may be paid in the form of ordinary shares, property or cash.
Appointment of Directors
Pursuant to the Belgian CCA and the articles of association, the board of directors must consist of at least three directors. Our company’s Corporate Governance Charter provides that the composition of the board of directors should ensure that decisions are made in the corporate interest. It should be determined on the basis of diversity, as well as complementary skills, experience and knowledge. Pursuant to the Belgian Code on Corporate Governance, a majority of the directors must be non-executive and at least three directors must be independent in accordance with the criteria set out in the Belgian Code on Corporate Governance. By January 1, 2026, at least one third of the members of the board of directors must be of the opposite gender.
Liquidation Rights
Our company can only be voluntarily dissolved by a shareholders’ resolution passed with a majority of at least 75% of the votes cast at an extraordinary meeting of shareholders where at least 50% of the share capital is present or represented. In the event the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second meeting of shareholders can validly deliberate and decide regardless of the number of ordinary shares present or represented.
Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of a Delaware corporation must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding ordinary shares. The DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
In the event of the dissolution and liquidation of our company, the assets remaining after payment of all debts and liquidation expenses will be distributed to the holders of our ordinary shares, each receiving a sum on a pro rata basis.
Pursuant to article 7:228 of the Belgian CCA, if, as a result of losses incurred, the ratio of our company’s net assets (determined in accordance with Belgian legal and accounting rules for non-consolidated financial statements) to share capital is less than 50%, the board of directors must convene an extraordinary general shareholders’ meeting within two months as of the date upon which the board of directors discovered or should have discovered this undercapitalization. At this general shareholders’ meeting the board of directors needs to propose either the dissolution of our company or the continuation of our company, in which case the board of directors must propose measures to redress our company’s financial situation. The board of directors must justify its proposals in a special report to the shareholders. Shareholders representing at least 75% of the votes validly cast at this meeting have the right to dissolve our company, provided that at least 50% of our company’s share capital is present or represented at the meeting.
If, as a result of losses incurred, the ratio of our company’s net assets to share capital is less than 25%, the same procedure must be followed, it being understood, however, that in that event shareholders representing 25% of the votes validly cast at the meeting (whereby abstentions are not included in the numerator nor in the denominator) can decide to dissolve our company.
Pursuant to article 7:228 of the Belgian CCA, if, as a result of losses incurred, the ratio of our company’s net assets (determined in accordance with Belgian legal and accounting rules for non-consolidated financial statements) to share capital is less than 50%, the board of directors must convene an extraordinary general shareholders’ meeting within two months as of the date upon which the board of directors discovered or should have discovered this undercapitalization. At this general shareholders’ meeting the board of directors needs to propose either the dissolution of our company or the continuation of our company, in which case the board of directors must propose measures to redress our company’s financial situation. The board of directors must justify its proposals in a special report to the shareholders. Shareholders representing at least 75% of the votes validly cast at this meeting have the right to dissolve our company, provided that at least 50% of our company’s share capital is present or represented at the meeting.
If, as a result of losses incurred, the ratio of our company’s net assets to share capital is less than 25%, the same procedure must be followed, it being understood, however, that in that event shareholders representing 25% of the votes validly cast at the meeting (whereby abstentions are not included in the numerator nor in the denominator) can decide to dissolve our company.
Pursuant to article 7:229 of the Belgian CCA, if the amount of our company’s net assets has dropped below €61,500, any interested party is entitled to request the competent court to dissolve our company. The court can order the dissolution of our company or grant a grace period within which our company is to remedy the situation.
If our company is dissolved for any reason, the liquidation must be carried out by one or more liquidators appointed by the general shareholders’ meeting and whose appointment has been ratified by the enterprise court. Any balance remaining after discharging all debts, liabilities and liquidation costs must first be applied to reimburse, in cash or in kind, the paid-up capital of the ordinary shares not yet reimbursed. Any remaining balance shall be equally distributed amongst all shareholders.
Listing
The ordinary shares are listed on the Nasdaq Global Market under the symbol “NYXH”. Our ordinary shares are currently also listed on Euronext Brussels under the symbol “NYXH.”
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.
We will describe in each prospectus supplement the following terms relating to a series of debt securities:
•
title or designation;

•
the aggregate principal amount and any limit on the amount that may be issued;

•
the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•
whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•
the maturity date and the date or dates on which principal will be payable;

•
the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•
whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•
the terms of the subordination of any series of subordinated debt;

•
the place or places where payments will be payable;

•
our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•
whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•
whether we will be restricted from incurring any additional indebtedness;

•
a discussion of any material or special U.S. federal income tax considerations or Belgian tax considerations applicable to a series of debt securities;

•
the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations, Belgian tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Events of Default Under the Indenture
The following are events of default under the indentures with respect to any series of debt securities that we may issue:
•
if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•
if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•
if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
•
the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
•
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

•
the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver
The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:
•
to fix any ambiguity, defect or inconsistency in the indenture; and

•
to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•
extending the fixed maturity of the series of debt securities;

•
reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•
reducing the principal amount of discount securities payable upon acceleration of maturity;

•
making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•
reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•
the transfer or exchange of debt securities of the series;

•
replace stolen, lost or mutilated debt securities of the series;

•
maintain paying agencies;

•
hold monies for payment in trust;

•
compensate and indemnify the trustee; and

•
appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay the principal of and any premium and interest due on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable. However, since we are a company incorporated and existing under Belgian law, certain aspects of the debt securities may be governed by mandatory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement and indenture (or post-effective amendment hereto).
Subordination of Subordinated Debt Securities
Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase our ordinary shares represented by ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•
the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•
the currency or currency units in which the offering price, if any, and the exercise price payable;

•
the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•
if applicable, the exercise price for our ordinary shares and the number of ordinary shares to be received upon exercise;

•
if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or dematerialized form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•
any applicable material U.S. federal income tax consequences and any applicable material Belgian tax consequences;

•
the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•
the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•
if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
the anti-dilution provisions of the warrants, if any;

•
any redemption or call provisions, if any;

•
whether the warrants may be sold separately or with other securities as parts of units; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
General
We may issue rights to our shareholders to purchase our ordinary shares represented by ordinary shares or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, ordinary shares represented by ordinary shares, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:
•
the date of determining the shareholders entitled to the rights distribution;

•
the aggregate number of ordinary shares represented by ordinary shares or other securities purchasable upon exercise of the rights;

•
the exercise price;

•
the aggregate number of rights issued;

•
whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•
the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•
the method by which holders of rights will be entitled to exercise;

•
the conditions to the completion of the offering, if any;

•
the withdrawal, termination and cancellation rights, if any;

•
whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•
whether shareholders are entitled to oversubscription rights, if any;

•
any applicable material U.S. federal income tax considerations and any applicable material Belgian tax considerations; and

•
any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares represented by ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares represented by ordinary share or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions of the governing unit agreement that differ from those described below; and

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any ordinary shares, debt security, warrant or right included in each unit, as applicable.
Unit Agent
The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as a unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

EXPENSES
The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee and the FINRA filing fee.
SEC registration fee	$30,620
FINRA filing fee	30,500
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the debt securities, warrants, rights and units governed by U.S. law and certain other matters of U.S. law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares underlying the ordinary shares and certain matters governed by Belgian law will be passed on for us by NautaDutilh BV/SRL. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Nyxoah SA appearing in Nyxoah’s Annual Report on Form 20-F for the year ended December 31, 2024, have been audited by EY Réviseurs d’Entreprises / EY Bedrijfsrevisoren SRL/BV, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The business address of EY Réviseurs d’Entreprises / EY Bedrijfsrevisoren SRL/BV is Kouterveldstraat 7B 001, 1831 Diegem, Belgium.

ENFORCEMENT OF LIABILITIES
We are a corporation organized under the laws of Belgium. The majority of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, it may be difficult for investors:
•
to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•
to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•
to bring an original action in a Belgian court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•
to enforce against us or our directors in non-U.S. courts, including Belgian courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the recognition and enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following:
•
The effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order.

•
The judgment did not violate the rights of the defendant.

•
The judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law.

•
The judgment is not subject to further recourse under U.S. law.

•
The judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be recognized in Belgium.

•
The claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same subject and is still pending.

•
The Belgian courts did not have exclusive jurisdiction to rule on the matter.

•
The U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of goods not direct linked to the dispute in the United States.

•
The judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties.

•
The judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court.

•
If the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the European Insolvency Regulation (EC Regulation No. 1346/2000 of May 29, 2000) or, if not, that (a) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (b) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment.

•
The judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued; in case of a default judgment, it can be shown that under locally applicable laws the invitation to appear in court was properly served on the defendant; a document can be produced showing that the judgment is, under the rules of the state where it was issued, enforceable and was properly served on the defendant.

In addition, with regard to the enforcement by legal proceedings of any claim (including the exequatur of foreign court decisions in Belgium), a registration tax of 3% (to be calculated on the total amount that a debtor is ordered to pay) is due, if the sum of money that the debtor is ordered to pay by a Belgian court judgment, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The debtor is liable for the payment of the registration tax.
A stamp duty is payable for each original copy of an enforcement judgment rendered by a Belgian court, with a maximum of €1,450.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file Annual Reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.nyxoah.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:
•
our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 20, 2025;

•
our Reports on Form 6-K furnished to the SEC on January 2, 2025 and March 13, 2025; and

•
the description of ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on June 28, 2021, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Nyxoah SA
Rue Edouard Belin 12
B-1435 Mont-Saint-Guibert
Belgium
You may also access these documents on our website, www.nyxoah.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

55,232,558 Ordinary Shares

PROSPECTUS SUPPLEMENT

Book-running Managers
BofA SecuritiesDegroof Petercam
Co-manager
B. Riley Securities
June 5, 2026